                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                                  FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 1, 2001


                           MATTSON TECHNOLOGY, INC.
            (Exact name of registrant as specified in its charter)

                                --------------

--------------------------------------------------------------------------------

           Delaware                      0-21970               77-0208119
 (State or other jurisdiction of  (Commission File Number)    (IRS Employer
       incorporation)                                      Identification No.)

--------------------------------------------------------------------------------

                              2800 Bayview Drive
                           Fremont, California 94538
              (Address of principal executive offices) (Zip Code)

--------------------------------------------------------------------------------

        Registrant's telephone number, including area code (510) 657-5900

         The undersigned registrant hereby amends the following item of its Current Report on Form 8-K filed January 16, 2001, and files the further financial statements and exhibits, as set forth below.

Item 7. Financial Statements and Exhibits

         The historical and pro forma financial statements listed below are included in this report, and were previously filed as part of the final prospectus included in the Registration Statement on Form S-4 (Registration No. 333-46568) filed by Mattson Technology, Inc. on September 25, 2000.

(a)      Financial Statements of Businesses Acquired
         1.    Financial Statements of STEAG Semiconductor Division
               A.   Annual Audited Financial Statements
                    (1)  Report of Independent Public Accountants
                    (2)  Combined Balance Sheets as of December 31, 1999 and
                         1998
                    (3) Combined Statements of Operations for years ended December 31, 1999 and 1998
                    (4) Combined Statements of Shareholders' Equity for years ended December 31, 1999 and 1998
                    (5) Combined Statements of Cash Flows for years ended December 31, 1999 and 1998
                    (6) Notes to Combined Financial Statements for years ended December 31, 1999 and 1998
               B.   Unaudited Interim Financial Statements
                    (1)  Combined Balance Sheets as of June 30, 2000 and 1999
                    (2) Combined Statements of Operations for the six months ended June 30, 2000 and 1999
                    (3) Combined Statements of Cash Flows for the six months ended June 30, 2000 and 1999
                    (4) Notes to Combined Financial Statements for the six months ended June 30, 2000 and 1999
         2.    Financial Statements of CFM Technologies, Inc.
               A.   Audited Annual Financial Statements
                    (1)  Report of Independent Public Accountants
                    (2) Consolidated Balance Sheets as of October 31, 1999 and 1998
                    (3) Consolidated Statements of Operations for the years ended October 31, 1999, 1998 and 1997
                    (4) Consolidated Statements of Shareholders' Equity for the years ended October 31, 1999, 1998 and 1997
                    (5) Consolidated Statements of Cash Flows for the years ended October 31, 1999, 1998 and 1997
                    (6)  Notes to Consolidated Financial Statements
               B.   Unaudited Interim Financial Statements

               (1) Consolidated Balance Sheets (unaudited) as of July 31, 2000 and October 31, 1999
               (2)  Consolidated Statements of Operations (unaudited) for the
                    Three and Nine months ended July 31, 2000 and 1999
               (3)  Consolidated Statements of Cash Flows (unaudited) for the
                    Nine months ended July 31, 2000 and 1999
               (4)  Notes to Consolidated Financial Statements

(b)  Pro Forma Financial Information
     1.   Pro Forma Combined Condensed Financial Information
          A.   Unaudited Pro Forma Combined Condensed Balance Sheet
          B.   Unaudited Pro Forma Combined Condensed Statement of
               Operations
          C.   Notes to Unaudited Combined Condensed Pro Forma Financial
               Information

(c)  Exhibits

Exhibit No.    Description
----------     -----------

 2.1           Strategic Business Combination Agreement, dated as of June 27,
               2000, by and between STEAG Electronic Systems AG, an
               Aktiengesellschaft organized and existing under the laws of the
               Federal Republic of Germany, and Mattson Technology, Inc., a
               Delaware corporation.
 2.2           Amendment to Strategic Business Combination Agreement, dated as of December 15, 2000, by and between STEAG Electronic Systems AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany, and Mattson Technology, Inc., a
               Delaware corporation.
 2.3           Stockholder Agreement by and among STEAG Electronic Systems AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany, Mattson Technology, Inc., a
               Delaware corporation, and Brad Mattson.
 2.4           Agreement and Plan of Merger, dated as of June 27, 2000, by and among Mattson Technology, Inc., a Delaware corporation, M2C
               Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Mattson, and CFM Technologies, Inc., a Pennsylvania
               corporation.
3(i)           Amended and Restated Certificate of Incorporation of Mattson
               Technology, Inc.
3(ii)          Second Amended and Restated Bylaws of Mattson Technology, Inc.
23.1           Consent of Arthur Andersen LLP, Independent Public Accountants.
23.2           Consent of Arthur Andersen LLP, Independent Public Accountants.

           STEAG SEMICONDUCTOR DIVISION INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
ANNUAL AUDITED FINANCIAL STATEMENTS

  Report of Independent Public Accountants................................. F-1

  Combined Balance Sheets.................................................. F-2

  Combined Statements of Operations........................................ F-3

  Combined Statements of Shareholders' Equity.............................. F-4

  Combined Statements of Cash Flows........................................ F-5

  Notes to Combined Financial Statements................................... F-6

UNAUDITED INTERIM FINANCIAL STATEMENTS

  Combined Balance Sheets.................................................. F-19

  Combined Statements of Operations........................................ F-20

  Combined Statements of Cash Flows........................................ F-21

  Notes to Combined Financial Statements................................... F-22

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of STEAG Electronic Systems AG, Essen, Germany, the shareholder of the STEAG Semiconductor Division:

   We have audited the accompanying combined balance sheets of the STEAG Semiconductor Division identified in Note 1.1 as of December 31, 1999 and 1998, and the related combined statements of operations, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the STEAG Semiconductor Division as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                          Arthur Andersen LLP

Dusseldorf, Germany
August 31, 2000

                          STEAG SEMICONDUCTOR DIVISION

                            COMBINED BALANCE SHEETS
                   (all amounts in thousands of U.S. Dollars)

                                                             As of December
                                                                   31,
                                                            ------------------
                                                              1999      1998
                                                            --------  --------
                          ASSETS
                          ------
Current Assets:
  Cash and cash equivalents................................ $ 10,181  $ 15,950
  Accounts receivables net of allowance for doubtful
   accounts of 2,265 and 1,507 at December 31, 1999 and
   1998, respectively .....................................   52,298    33,205
  Receivables from related parties.........................    3,914     5,771
  Notes and other receivables..............................    1,141       605
  Inventories..............................................   46,765    36,454
  Prepaid expenses.........................................    1,382       594
  Other current assets.....................................    2,975     1,468
                                                            --------  --------
    Total current assets...................................  118,656    94,047
                                                            --------  --------
Noncurrent Assets
  Property, plant and equipment less accumulated
   depreciation............................................   33,648    29,060
  Intangible assets less accumulated amortization..........      976       923
  Goodwill less accumulated amortization of 25,857 and
   12,578 at December 31, 1999 and 1998, respectively .....   43,915    20,102
  Other noncurrent assets..................................      910       674
                                                            --------  --------
    Total noncurrent assets................................   79,449    50,759
                                                            --------  --------
    Total assets........................................... $198,105  $144,806
                                                            ========  ========

                        LIABILITIES
                        -----------
Current liabilities
  Short term borrowings and current portion of long-term
   debt.................................................... $ 46,223  $ 50,620
  Accounts payable.........................................   27,536    18,627
  Accrued liabilities......................................   24,396    20,710
  Other current liabilities................................    1,599     1,202
                                                            --------  --------
    Total current liabilities..............................   99,754    91,159
                                                            --------  --------
Noncurrent liabilities
  Long-term debt...........................................   16,107     7,322
  Other noncurrent liabilities.............................    3,317     2,363
                                                            --------  --------
    Total noncurrent liabilities...........................   19,424     9,685
                                                            --------  --------
    Total liabilities...................................... $119,178  $100,844
                                                            --------  --------

Commitments and contingencies (Note 10, 11 and 13)
Shareholders' equity
  Common stock.............................................   63,418    16,979
  Additional paid-in capital...............................   82,856    39,284
  Accumulated other comprehensive income/(loss)............   (1,970)    1,614
  Accumulated deficit......................................  (65,377)  (13,915)
                                                            --------  --------
    Total shareholders' equity.............................   78,927    43,962
                                                            --------  --------
    Total liabilities and shareholders' equity............. $198,105  $144,806
                                                            ========  ========

 Note: The accompanying notes are an integral part of these combined financial statements.

                          STEAG SEMICONDUCTOR DIVISION

                       COMBINED STATEMENTS OF OPERATIONS
                   (all amounts in thousands of U.S. Dollars)

                                                     Year Ended December 31,
                                                     ------------------------
                                                        1999         1998
                                                     -----------  -----------
Net sales........................................... $   146,847  $   108,865
Cost of sales.......................................     109,352       81,164
                                                     -----------  -----------
Gross profit........................................      37,495       27,701
                                                     -----------  -----------
Operating expenses:
  Research and development..........................      30,642       18,116
  Selling, general and administrative expenses......      46,470       29,432
  Goodwill amortization.............................      13,279        6,536
                                                     -----------  -----------
    Total operating expenses........................     (90,391)     (54,084)
                                                     -----------  -----------
Loss from operations................................     (52,896)     (26,383)
                                                     -----------  -----------
Other income (expense):
  Interest income...................................         161          267
  Interest expense..................................      (4,662)      (3,484)
  Other income and expense..........................         125         (265)
                                                     -----------  -----------
  Other income (expense)............................      (4,376)      (3,482)
                                                     -----------  -----------
Loss from continuing operations before income
 taxes..............................................     (57,272)     (29,865)
                                                     -----------  -----------
Income tax benefit..................................       5,810        7,114
                                                     -----------  -----------
Loss from continuing operations.....................     (51,462)     (22,751)
                                                     -----------  -----------
Income from discontinued operations
Net of income taxes of $91 in 1998..................          --          424
                                                     -----------  -----------
Net loss............................................ $   (51,462) $   (22,327)
                                                     ===========  ===========


 Note: The accompanying notes are an integral part of these combined financial statements.

                          STEAG SEMICONDUCTOR DIVISION

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                 for the years ended December 31, 1999 and 1998
                   (all amounts in thousands of U.S. Dollars)

                                                           Accumulated
                                   Additional Accumulated     Other         Total
                           Common   Paid-in   (Deficit)/  Comprehensive Shareholders'
                           Stock    Capital    Earnings   Income/(Loss)    Equity
                          -------- ---------- ----------- ------------- -------------
Balance, January 1,
 1998...................  $ 16,372  $30,217    $  8,412      $   (21)     $ 54,980
                          --------  -------    --------      -------      --------
Net loss................        --       --     (22,327)          --       (22,327)
Foreign currency
 translation gain.......        --       --          --        1,635         1,635
                          --------  -------    --------      -------      --------
Net loss and changes in
 other comprehensive
 income (loss)..........        --       --     (22,327)       1,635       (20,692)
Shares issued...........       607       --          --           --           607
Capital contribution....        --    9,067          --           --         9,067
                          --------  -------    --------      -------      --------
Balance, December 31,
 1998...................    16,979   39,284     (13,915)       1,614        43,962
                          --------  -------    --------      -------      --------
Net loss................        --       --     (51,462)          --       (51,462)
Foreign currency
 translation loss.......        --       --          --       (3,584)       (3,584)
                          --------  -------    --------      -------      --------
Net loss and changes in
 other comprehensive
 income (loss)..........        --       --     (51,462)      (3,584)      (55,046)
Inclusion of new
 companies into group ..    36,439   25,677          --           --        62,116
Conversion of debt to
 equity.................    10,000   12,000          --           --        22,000
Capital contribution....        --    5,895          --           --         5,895
                          --------  -------    --------      -------      --------
Balance, December 31,
 1999...................  $663,418  $82,856    $(65,377)     $(1,970)     $ 78,927
                          ========  =======    ========      =======      ========



 Note: The accompanying notes are an integral part of these combined financial statements.

                          STEAG SEMICONDUCTOR DIVISION

                       COMBINED STATEMENTS OF CASH FLOWS
                 for the years ended December 31, 1999 and 1998
                   (all amounts in thousands of U.S. Dollars)

                                                               Year ended
                                                              December 31,
                                                            ------------------
                                                              1999      1998
                                                            --------  --------
Cash flows from operating activities:
  Net loss................................................. $(51,462) $(22,327)
  Reconciliation to net cash provided (used in) operating
   activities:
    Depreciation and amortization..........................   25,532    13,799
    Loss (gain) on disposal of fixed assets................    2,701      (169)
    Deferred income taxes..................................       --     1,641
  Other changes in net cash from operating assets and
   liabilities
    Accounts receivables...................................  (11,112)   12,158
    Inventories............................................   (2,704)   17,776
    Prepaid expenses and other assets......................      (28)      577
    Accounts payable.......................................    5,270     4,949
    Accrued liabilities....................................    2,240   (23,521)
    Other current liabilities..............................   (1,261)   (1,649)
                                                            --------  --------
      Net cash (used in) provided by operating activities..  (30,824)    3,234
                                                            --------  --------
Cash flows from investing activities:
  Inclusion of net assets less cash of subsidiaries
   acquired by parent......................................  (50,192)       --
  Capital expenditures.....................................  (10,939)  (13,589)
  Proceeds from sales of equipment.........................    1,935       644
                                                            --------  --------
      Net cash used in investing activities................  (59,196)  (12,945)
                                                            --------  --------
Cash flows from financing activities:
    Borrowings under line of credit........................       --    19,674
    Repayments to line of credit...........................  (6,462)        --
    Borrowings from stockholders...........................   35,952       159
    Repayment of loans from stockholders...................   (1,545)   (2,275)
    Other long term liabilities............................    1,346       240
  Capital contribution.....................................    4,602        --
  Addition of equity of subsidiaries acquired by parent....   50,192        --
                                                            --------  --------
      Net cash provided by financing activities............   84,085    17,798
                                                            --------  --------
Effect of foreign exchange rate changes on cash and cash
 equivalents...............................................      166      (553)
                                                            --------  --------
Net (decrease) increase in cash and cash equivalents.......   (5,769)    7,534
Cash and equivalents at beginning of year..................   15,950     8,416
                                                            --------  --------
Cash and equivalents at end of year........................ $ 10,181  $ 15,950
                                                            ========  ========
Supplemental schedule of noncash investing and financing
 activities:
  Conversion of debt to equity............................. $ 22,000  $     --
Supplemental disclosure of cash flow information:
  Cash paid for interest................................... $  3,780  $  2,739
  Cash paid for income taxes............................... $    232  $  5,043

 Note: The accompanying notes are an integral part of these combined financial statements.

                          STEAG SEMICONDUCTOR DIVISION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
   (all amounts in thousands of U.S. Dollars, except as otherwise indicated)

1. ORGANIZATION, PURPOSE AND BASIS OF PRESENTATION

 1.1. Organization

   The combined financial statements of the semiconductor equipment division (the "STEAG Semiconductor Division" or the "Company") of STEAG Electronic Systems AG, Essen, Germany ("STEAG") include the accounts of certain direct and indirect wholly-owned subsidiaries of STEAG. The STEAG subsidiaries included in this combination are STEAG MicroTech GmbH, Pliezhausen, Germany; STEAG Electronic Systems Inc., Austin, USA; STEAG RTP Systems GmbH, Dornstadt, Germany; STEAG Electronic Systems Korea Ltd., Seoul, Korea; STEAG Electronic Systems Japan Co., Kawasaki, Japan; STEAG Electronic Systems UK Ltd., Renfrew, UK and STEAG Electronic Systems South East Asia Pte. Ltd., Singapore, for both years reported herein.

   Effective March 1, 1999, STEAG purchased 100 percent of STEAG RTP Systems Inc., San Jose, USA (formerly AG Associates, Inc.). Effective January 1, 1999, STEAG purchased STEAG CVD Systems Ltd., Migdal Ha'Emek, Israel (formerly AG Associates (Israel) Ltd.). The purchase prices amounted to $35,200 and $22,800, respectively. The acquisitions were accounted for using the purchase method.

   The results of operations and their respective assets and liabilities were combined in the financial statements of the Company since the respective acquisition dates. The goodwill for these companies was accounted for using the push down method, resulting in an increase in goodwill of $37.1 million. Goodwill is amortized on a straight line basis over five years.

   The Company develops, manufactures, markets and supports fabrication equipment for the worldwide semiconductor and wafer manufacturing industry. The Company's products include advanced rapid thermal processing (RTP), wet processing, and chemical vapor deposition (CVD) equipment used in the manufacture of integrated circuits. The Company has manufacturing facilities in the United States, Germany and Israel and sells its products primarily through a direct sales force and wholly-owned sales and service subsidiaries. The Company was dependent on STEAG for financial support in order to meet its obligations as they became due. STEAG has provided to management of the Company assurance of continued financial support at least through December 31, 2000.

 1.2. Purpose and basis of presentation

   Solely for purposes of this presentation, these combined financial statements have been prepared as if the above mentioned wholly-owned subsidiaries of STEAG were combined into one reporting entity. The purchase price paid by STEAG for the acquisition of each entity has been pushed down. The portion of the purchase price not allocated to assets or liabilities has been recorded as goodwill.

   The statements are presented in thousands of U.S. Dollars translated from different local currencies.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 2.1. Combination

   The investment of STEAG in the STEAG semiconductor equipment business has been shown as combined equity of the STEAG Semiconductor Division. It comprises the equity of the above mentioned entities. All significant intercompany balances and transactions have been eliminated.

                          STEAG SEMICONDUCTOR DIVISION

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
   (all amounts in thousands of U.S. Dollars, except as otherwise indicated)


 2.2. Concentration of credit risk

   Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash, cash equivalents and short-terms investments, as well as accounts receivable. The Company has placed the majority of its cash, cash equivalent and short-term investments with high-quality financial institutions.

   The Company sells its products primarily to large companies in the semiconductor industry. Credit risk is further mitigated by the Company's credit evaluation process. The Company does not require collateral or other security to support receivables. The Company maintains allowances for potential credit losses.

   As of December 31, 1998 the Company had receivables from two significant customers in amounts of $4,881 and $3,586. The Company had significant sales to one customer amounting to $14,479 for the year ended December 31, 1998. The Company had no significant customers as of and for the year ended December 31, 1999.

 2.3. Financial statement estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Such estimates include the allowance for potentially uncollectible receivables, inventory reserves for obsolete, slow-moving or non-salable inventory, analysis of impairment of long-lived assets, certain accruals and estimated costs for litigation, installation, warranty and other customer support obligations. Actual results could significantly differ from these estimates.

 2.4. Significant risks and uncertainties

   The Company participates in the dynamic high technology industry and believes that changes in any of the following areas could have a material adverse effect on the Company's future financial position or results of operations: advances and trends in new technologies; competitive pressures in the form of new products or price reductions on current products; changes in product mix; changes in the overall demand for products and services offered by the Company; changes in certain strategic partnerships or customers relationships; litigation or claims against the Company based on intellectual property, patent, products, regulatory or other factors; risks associated with changes in domestic and international economic and/or political conditions or regulations; availability of necessary components, and the Company's ability to attract and retain employees necessary to support its growth.

 2.5. Fair value of financial instruments

   The estimated fair value of financial instruments has been determined by the Company, using available market information and valuation methodology considered to be appropriate. However, considerable judgement is required in interpreting market data to develop the estimates of fair value. The use of different market assumptions and/or estimation methodologies could have a material effect on estimated fair value amounts. The estimated fair value of the Company's financial instruments at December 31, 1999 and 1998 was not materially different from the values presented in the combined balance sheets.

 2.6. Cash equivalents

   Cash equivalents are highly liquid debt instruments acquired with a maturity of three months or less at date of purchase.

                          STEAG SEMICONDUCTOR DIVISION

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
   (all amounts in thousands of U.S. Dollars, except as otherwise indicated)


 2.7. Inventories

   Inventories are stated at the lower of cost (first-in, first-out) or market. The Company reviews the levels of its inventories in light of current and forecasted demand to identify and provide reserves for obsolete, slow-moving, or non-salable inventory.

 2.8. Property and equipment

   Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the following estimated useful lives:

   Buildings..................................................... 39 to 40 years
   Machinery.....................................................  5 to 10 years
   Automobiles...................................................   4 to 7 years
   Furniture, fixtures and equipment.............................  3 to 16 years
   Computers and software........................................   3 to 5 years

 2.9. Goodwill

   The goodwill represents the excess of cost over the fair value of assets acquired and liabilities assumed related to the acquisitions by the Company. Goodwill is being amortized using the straight-line method over the life of the underlying assets, generally 5 years. Accumulated amortization of the goodwill for the years ended December 31, 1999 and 1998 was $25,857 and $12,578, respectively.

 2.10. Long-lived asset impairment

   The Company periodically reviews the recorded values of its long-lived assets and associated intangible assets to determine if future cash flows to be derived from these assets will be sufficient to recover the remaining recorded values. Recognition of asset impairment write downs has not had a material impact on the Company's financial statements for the years ended December 31, 1999 or 1998.

 2.11. Revenue recognition

   Sales are generally recognized upon shipment. Estimated costs for installation, warranty and other customer support obligations, which are considered significant, are accrued in the period that sales are recognized. Revenue related to services provided to customers outside the warranty period are generally recognized when the services are performed.

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), Revenue Recognition in Financial Statements. SAB 101 provides guidance on applying generally accepted accounting principles to revenue recognition issues in financial statements. Among other things, SAB 101 would result in a change from the established practice in many industries of recognizing revenue at the time of shipment of a system, and instead delay revenue recognition until the time of installation or customer acceptance. Because of the cyclical nature of the semiconductor equipment industry, and our dependence on a small number of comparatively large sales, a change in revenue recognition practices could have a material effect on revenue in any particular reporting period. Although the Company is not a U.S. reporting company, as a result of the proposed business combination with Mattson Technology, Inc. (See Note 17), we may be required to adopt SAB 101 in the future.

                          STEAG SEMICONDUCTOR DIVISION

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
   (all amounts in thousands of U.S. Dollars, except as otherwise indicated)


 2.12. Research and development

   All research and development costs are expensed as incurred. The Company's products include certain software applications. The costs to develop such software have not been capitalized as the Company believes its current software development process is essentially completed concurrent with the establishment of the technological feasibility of the software and/or development of the related hardware.

 2.13. Translation of foreign currencies

   Assets and liabilities of foreign subsidiaries are translated at current exchange rates, and revenues and expenses are translated at average exchange rates for the year into United States Dollars. The effects of these translation adjustments are reported as a component of accumulated other comprehensive income in shareholders' equity.

 2.14. Income taxes

   The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS No. 109 requires recognition of deferred tax liabilities and assets of the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

   See Note 14 for a description of the tax sharing arrangements.

 2.15. Financial instruments

   Financial instruments, including derivatives (especially currency futures), which are not designated as hedges of specific assets, liabilities, or firm commitments are marked to market and any resulting unrealized gains or losses are recognized as income. If there is a direct connection between a derivative financial instrument and an underlying transaction and derivative is so designated, a valuation unit is formed. Once allocated, gains and losses from these valuation units, which are used to manage interest rate and currency risks of identifiable assets, liabilities, or firm commitments, do not affect income until the underlying transaction is realized.

   The Company uses derivative financial instruments for hedging purposes. The contracts are discussed in Note 15 "Derivative financial instruments".

 2.16. Recently issued accounting standards

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognizes all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. For a derivative not designated as a hedging instrument, changes in the fair value of the derivative are recognized in earnings in the period of change. This statement, as amended by SFAS 137, will be effective for fiscal years beginning after June 15, 2000 and cannot be applied retroactively. Adoption of this statement is not expected to have a material effect on the Company's financial position or results of operations.

                          STEAG SEMICONDUCTOR DIVISION

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
   (all amounts in thousands of U.S. Dollars, except as otherwise indicated)

3. Inventories

   Inventories consist of:

                                                                  December 31,
                                                                 ---------------
                                                                  1999    1998
                                                                 ------- -------
   Raw materials................................................ $20,475 $17,788
   Work-in-process..............................................  16,832   7,371
   Finished goods...............................................   9,458  11,295
                                                                 ------- -------
                                                                 $46,765 $36,454
                                                                 ======= =======

   Inventories are shown net of reserves for obsolete, slow-moving, and non-salable inventory of $12,805 and $7,646 at December 31, 1999 and 1998, respectively.

4. Property and equipment

   Property, plant and equipment consist of:

                                                               December 31,
                                                             ------------------
                                                               1999      1998
                                                             --------  --------
   Land..................................................... $    702  $    700
   Buildings................................................   10,732    10,823
   Leasehold improvements...................................    2,858        53
   Furniture, fixtures and equipment........................   46,076    39,538
   Construction in progress.................................    1,075        51
   Accumulated depreciation.................................  (27,795)  (22,105)
                                                             --------  --------
   Property, plant and equipment, net....................... $ 33,648  $ 29,060
                                                             ========  ========

   Depreciation expenses amounted to $12,253 and $7,263 for the years ended December 31, 1999 and 1998, respectively.

5. Short term borrowings and current portion of long term debt

   The Company entered into several credit agreements as listed below:

                                                                December 31,
                                                               ---------------
                                                                1999    1998
                                                               ------- -------
   Line of credit from STEAG.................................. $43,526 $36,970
   Loan from STEAG, expiration not before January 2000,
    LIBOR.....................................................   2,031     --
   Bank loans.................................................     666  13,650
                                                               ------- -------
                                                               $46,223 $50,620
                                                               ======= =======

   STEAG has granted a credit facility of $124,000 to the Company. Draws under the line of credit bear interest at LIBOR (3.87% and 3.21% on December 31, 1999 and 1998, respectively). This credit facility is negotiated with STEAG each year in February.

                          STEAG SEMICONDUCTOR DIVISION

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
   (all amounts in thousands of U.S. Dollars, except as otherwise indicated)


6. ACCOUNTS PAYABLE

   The Company acquires materials and supplies to be used in the production of goods or in conjunction with the providing of services from third parties and from related parties. The accounts payable are summarized below:

                                                                 December 31,
                                                                ---------------
                                                                 1999    1998
                                                                ------- -------
   Accounts payable--third parties............................. $22,134 $ 8,741
   Accounts payable--related parties...........................   5,402   9,886
                                                                ------- -------
                                                                $27,536 $18,627
                                                                ======= =======

7. ACCRUED LIABILITIES

   Accrued liabilities consist of the following:

                                                                 December 31,
                                                                ---------------
                                                                 1999    1998
                                                                ------- -------
   Warranty reserve............................................ $ 5,561 $ 6,094
   Product replacement reserve.................................   4,900      --
   Employee related liabilities:
     Compensated absence.......................................   1,483   1,032
     Employee bonus............................................   1,128     956
     Other.....................................................   2,351     798
   Accrued federal and state/local income tax..................     715   3,426
   Other accruals..............................................   8,258   8,404
                                                                ------- -------
                                                                $24,396 $20,710
                                                                ======= =======

8. LONG-TERM DEBT

   Long-term debt consists of the following:

                                                                  December 31,
                                                                 --------------
                                                                  1999    1998
                                                                 ------- ------
   Loan from STEAG: Expiration 2001, LIBOR...................... $ 3,100 $   --
   Expiration September 2001 or earlier, LIBOR..................   1,189  4,357
   Expiration December 2007, bearing interest 5.8%..............   2,225  2,965
   Expiration December 2001, bearing interest of 4.55%..........     605     --
   Expiration December 2001, bearing interest of 4.55%..........     795     --
   Expiration December 2001, LIBOR..............................   4,809     --
   Expiration December 2002, bearing interest of 4.0%...........   3,384     --
                                                                 ------- ------
                                                                 $16,107 $7,322
                                                                 ======= ======

   LIBOR on December 31, 1999 and 1998 amounted to 3.87% and 3.21%, respectively.

                          STEAG SEMICONDUCTOR DIVISION

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
   (all amounts in thousands of U.S. Dollars, except as otherwise indicated)


9. DISCONTINUED OPERATIONS

   On December 21, 1998, and amended March 9, 1999, STEAG Electronic Systems, Inc. entered into an asset purchase agreement with STEAG HamaTech USA, Inc. STEAG Electronic System, Inc.'s Mask/CD division net liabilities were sold to and the liabilities assumed by STEAG HamaTech USA, Inc. The amount of liabilities in excess of assets assumed by STEAG HamaTech USA, Inc. has been credited as capital contribution in the amount of $1,256 in 1998 as this represents a transaction between commonly controlled entities. The Mask/CD operations are reflected as discontinued operation in 1998. Mask/CD net revenues were $ 16,033 in 1998. Net liabilities of the Mask/CD division are excluded from the combined balance sheet as of December 31, 1998.

10. CONTINGENCIES

   In April 1997, Applied Materials, Inc. ("Applied Materials") initiated separate lawsuits in the Northern District of California against AST Elektronik GmbH (now known as STEAG RTP Systems GmbH) and AST Elektronik USA, Inc. (subsequently merged into STEAG Electronic Systems, Inc.), (collectively "AST") and AG Associates, Inc. (now known as STEAG RTP Systems, Inc.) ("AG"), alleging infringement of certain patents concerning rapid thermal processing technology. In October 1997, AST and AG each filed counterclaims alleging infringement by Applied Materials of patents concerning related technology. In addition, on August 5, 1998, AG filed a lawsuit in California against Applied Materials alleging infringement of another patent relating to rapid thermal processing technology and, on August 13, 1998, AG filed a lawsuit in Delaware against Applied Materials alleging infringement of two other patents concerning related technology. The Delaware case was subsequently transferred to California. Management believed Applied Materials' claims were without merit, and that the Company's claims against Applied Materials were meritorious.

   In February 1999, Applied Materials and AST resolved their dispute on mutually acceptable terms and conditions. In addition, in December 1999, Applied Materials and AG agreed on a stipulation of mutual dismissal without prejudice, whereby all current claims and contingencies are dismissed, each party having to bear its own and attorneys fees. The mutual dismissal was filed with the Northern District Court of California, San Jose Division. All such legal costs have been accrued by the Company as of December 31, 1999.

   There has been substantial litigation regarding patent and other intellectual property rights in the semiconductor industry. General Signal Corporation has made a claim against at least two manufacturers of cluster tools that has resulted in litigation to the effect that certain of their cluster tool technologies infringe on General Signal patents. In 1991, at the time that General Signal first raised patent claims in the cluster tool area, the predecessor to STEAG RTP Systems Inc. joined with six major manufacturers of semiconductor process tool equipment in forming an "Ad Hoc Committee for Defense against General Signal Cluster Tool Patents" (the "Ad Hoc Committee"). Based in part on an opinion of patent counsel, the members of the Ad Hoc Committee notified General Signal that the member companies were of the opinion that the General Signal patents were invalid based on (a) prior art, (b) inequitable conduct before the Patent & Trademark Office and (c) estoppel as a result of General Signal's activities in establishing standards for cluster tools and interfaces within the semiconductor industry. The Company believes that the position taken by the Ad Hoc Committee remains valid. Based upon a review of the subject patents, the Company believes, based on advice from outside patent counsel, that the subject patents are invalid or, if somehow found to be valid, that the Company's cluster tool technology does not infringe. In 1997, the General Signal Patents were acquired by Applied Materials. One of the patents has expired.

                          STEAG SEMICONDUCTOR DIVISION

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
   (all amounts in thousands of U.S. Dollars, except as otherwise indicated)


   On December 12, 1997, a jury in Delaware district court found that STEAG Electronic Systems, Inc., Austin, Texas, USA, had willfully infringed upon a patent held by CFM Technologies, Inc. ("CFM"). STEAG Electronic Systems, Inc. reserved an amount sufficient to cover damages of $ 3.1 million plus attorneys' fees and certain reserves for assets related to the technology. In early 1998, STEAG Electronic Systems, Inc. appealed the jury verdict to the Federal Circuit Court. In May 1999, the Federal appeals court remanded the case back to the District Court for further consideration of the jury's findings. In November 1999, the District Court reaffirmed its earlier ruling. STEAG Electronic Systems, Inc. appealed this District Court ruling once again to the Federal Circuit Court, and also requested that the injunction issued in the initial jury trial be stayed. In January 2000, the Federal Appeals Court issued a ruling that did not grant the stay motion. The lawsuit has subsequently been settled. As part of the settlement, STEAG Electronic Systems, Inc. was not required to pay any damages to CFM. Additionally, as part of the settlement, STEAG entered into a patent license agreement with CFM (see Note 11).

   From time to time, the Company may receive or initiate claims or inquiries against third parties for infringement of the Company's proprietary rights or to establish the validity of the Company's proprietary rights. Such claims or inquiries may result in litigation and could result in significant expense to the Company and divert the effort of the Company's technical and management personnel from other tasks, whether or not such claims or inquiries are determined in favor of the Company. In the event of an adverse ruling in any such litigation, the Company might be required to pay substantial damages, cease the manufacture, use and sale of infringing products, discontinue the use of certain processes or expend significant resources to develop non-infringing technology or obtain licenses to the infringing technology.

11. COMMITMENTS

   On June 27, 2000, in connection with its strategic business combination agreement to sell the STEAG Semiconductor Division to Mattson Technology, Inc. ("Mattson") (see note 17) and the settlement of its patent litigation with CFM, STEAG entered an interim patent license agreement with CFM, pursuant to which CFM granted the Company a non-exclusive, non-transferable worldwide license to certain patent rights with respect to drying technologies and wet bench products (including U.S. Patent No. 4,911,761).

   Under the terms of the license agreement, STEAG is required to pay CFM royalties on net sales in the United States both for stand-alone dryers and dryer modules, and for wet processing systems that include dryers. In the event the strategic business combination agreement and the CFM merger agreement are terminated due to CFM's failure to obtain shareholders' approval or due to a Mattson material adverse effect, the royalty payments will be permanently reduced by 50%. STEAG's obligation to pay royalties terminates upon expiration or a final, non-appealable judicial determination of unenforceability or invalidity of U.S. Patent No. 4,911,761 or if the strategic business combination agreement and the CFM merger agreement are terminated under certain circumstances involving voluntary termination or intentional breach by CFM. In the event that the strategic business combination agreement is terminated voluntarily by STEAG under certain circumstances or by Mattson due to certain breaches by STEAG, STEAG is required to pay to CFM a one-time lump sum royalty payment and all other royalty payments will cease. Due to uncertainty management has not recorded an accrual for the potential one-time lump sum royalty.

   The license agreement terminates (i) when the last of the licensed patents expires or is determined to be unenforceable by a final, non-appealable court judgment, (ii) upon termination of the strategic business combination agreement resulting from certain intentional breaches by STEAG, or (iii) if, within 24 months after the strategic business combination agreement and the CFM merger agreement are terminated under certain circumstances, Mattson and STEAG enter into a similar transaction including STEAG's wet processing

                         STEAG SEMICONDUCTOR DIVISION

                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
   (all amounts in thousands of U.S. Dollars, except as otherwise indicated)

business but not involving CFM (unless CFM has entered into an alternative transaction prior to such new transaction between Mattson and STEAG).

12. LEASES

   Future minimum annual non-cancelable operating lease commitments at December 31, 1999 are as follows:

     2000                                                               $ 4,859
     2001                                                                 4,749
     2002                                                                 3,613
     2003                                                                 1,820
     2004                                                                 1,576
     2005 and thereafter...............................................   4,582
                                                                        -------
       Total minimum lease payments.................................... $21,199
                                                                        =======

   Rent expense for operating leases for the years ended December 31, 1999 and 1998 was $4,395 and $2,429, respectively.

13. SHAREHOLDERS' EQUITY

   Shareholders' equity comprises the net investment of STEAG in the STEAG Semiconductor Division.

   STEAG acquired 100% of STEAG RTP Systems, Inc. under the agreement and plan of merger of January 18, 1999 between STEAG, MIG Acquisition Corporation and STEAG RTP Systems, Inc. Pursuant to the merger agreement, the stock option plan for the directors was terminated. The employee stock option plan was terminated by agreements with each employee. Each employee's vested options were replaced by a stay bonus, which became due twelve months after the effective date (March 2000). The amount was limited to an aggregate amount of $2,040. An accrual amounting to $1.2 million was set-up as of December 31, 1999 and was paid in March and April 2000.

   Ownership of 25% of STEAG CVD Systems Ltd. is held by STEAG RTP Systems, Inc. STEAG acquired directly the additional 75% of STEAG CVD Systems Ltd. under the share purchase agreement of January 15, 1999 between STEAG, Clal Electronics Industries and additional holders of preferred shares. The employee stock option plan was terminated by agreements with each employee. The options (authorized and vested) were replaced by a stay bonus, which was due in three portions, to be paid by STEAG. The portion due at the closing and after the first anniversary of the closing have already been paid. The third portion is due at the second anniversary of the closing, which took place on March 23, 1999. Depending on the employees still employed in March 2001, there will be an amount to be paid of up to $680.

   Furthermore, STEAG paid $282 into an escrow account as an additional cash stay bonus. Only certain key employees are entitled to this bonus. The payments are due according to the regular stay bonus. If there is money left after the second anniversary, it will be paid to the sellers and to the general manager of STEAG CVD Systems Ltd.

   The capital contributions in the amount of $5,895 and $9,067 in 1999 and 1998 result from the profit and loss absorption agreement ($5,895 and $7,895 in 1999 and 1998, respectively) with STEAG (reference is made to Note 14 "Income taxes") including the reimbursement of discontinued operations by STEAG (reference is made to Note 9 "Discontinued operations").

                          STEAG SEMICONDUCTOR DIVISION

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
   (all amounts in thousands of U.S. Dollars, except as otherwise indicated)


14. INCOME TAXES

   The pre-tax income (loss) of the Company is as follows:

                                                              December 31,
                                                            ------------------
                                                              1999      1998
                                                            --------  --------
     Germany............................................... $(26,918) $(20,559)
     Foreign...............................................  (30,354)   (9,306)
                                                            --------  --------
                                                            $(57,272) $(29,865)
                                                            ========  ========

   The provision (benefits) for taxes on earnings consists of:

                                                              December 31,
                                                            ------------------
                                                              1999      1998
                                                            --------  --------
   Current:
     Germany............................................... $    113  $  5,272
     Foreign...............................................       78    (1,002)
                                                            --------  --------
                                                                 191     4,270
   Deferred:
     Tax benefit...........................................   (8,699)   (4,897)
     Valuation allowance...................................    8,298     2,341
     Tax benefit from tax sharing..........................   (5,600)   (8,828)
                                                            --------  --------
                                                              (6,001)  (11,384)
                                                            --------  --------
   Total tax benefit....................................... $ (5,810) $ (7,114)
                                                            ========  ========
   Deferred tax assets:
     Net operating loss carry-forward...................... $ 31,705  $  1,468
     Accruals and other reserves...........................    5,469       883
     Depreciation..........................................      701        --
     Inventory.............................................      997       490
     General business credits..............................    2,490        --
     Non-current--accrued warranty.........................      473       568
     Valuation allowance...................................  (41,835)   (3,409)
                                                            --------  --------
       Total deferred tax assets........................... $     --  $     --
                                                            ========  ========

   STEAG RTP Systems GmbH and STEAG MicroTech GmbH entered into a profit and loss absorption agreement with their parent company, STEAG. As part of this agreement, STEAG RTP Systems GmbH and STEAG MicroTech GmbH formed a tax sharing unity with STEAG. As a consequence thereof no separate tax returns are prepared for those entities but a consolidated tax return is filed at the STEAG level.

   Income and losses incurred by STEAG RTP Systems GmbH and STEAG MicroTech GmbH are used at the STEAG level. STEAG charges or reimburses STEAG RTP Systems GmbH and STEAG MicroTech GmbH for the use of their taxable income or loss, respectively, using the separate return method to calculate the charged or reimbursed tax amount. In addition, STEAG charges or reimburses STEAG RTP Systems GmbH and STEAG MicroTech GmbH for the remaining part of the income or loss, respectively. The net operating losses were $11,496 and $16,724 in 1999 and 1998, respectively. Using a tax rate of 49% and 53% (corporate income tax plus trade tax) in 1999 and 1998, the tax benefit for the Company amounts to $5,600 and $8,828 in 1999 and 1998, respectively.

                          STEAG SEMICONDUCTOR DIVISION

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
   (all amounts in thousands of U.S. Dollars, except as otherwise indicated)


   Realization of the tax benefit related to the Company's deferred tax assets is dependent upon the generation of future taxable income. Due to significant net losses incurred through December 31, 1999 and uncertainty surrounding the utilization of deferred tax assets, management has evaluated its deferred tax assets and provided a full valuation allowance at December 31, 1999 and 1998.

   The net operating loss carry-forwards expire on various dates through the year 2019. At December 31, 1999, the Company also had general business credits for income tax purposes of $2,490, available to offset future taxable income. The credits expire on various dates through the year 2018. The extent to which the loss and the credit carryforward can be used to offset future taxable income and tax liabilities, respectively, may be limited depending on the extent of ownership change within any three-year period.

   In 1999, retained corporate income in Germany is initially subject to a federal corporation income tax of 40 percent (1998: 45 percent). Effective January 1, 1995 a solidarity surcharge of 7.5 percent on the federal corporate tax rate was introduced which was reduced to 5.5 percent, effective as of January 1, 1998. Upon distribution of retained earnings to stockholders, the corporate tax rate on the distributed earnings is adjusted to 30 percent through the receipt of a refund for taxes previously paid in excess of 30 percent on income. This refund is passed on to stockholders resident in Germany through a gross up of the dividend from the corporation.

15. DERIVATIVE FINANCIAL INSTRUMENTS

   One of the results of the international business activities of the Company is the settlement of numerous orders in foreign currency, which, because of the changes in foreign currency exchange rates, has a direct impact on the results of operations and financial position of the Company. In order to limit these risks, the Company enters into forward contracts as hedging instruments. This serves only to secure receivables in foreign currency and is not for speculation or trading purposes.

   The nominal and fair values of the forward contracts as of the respective balance sheet dates are as follows:

                                                                  December 31,
                                                                 ---------------
                                                                  1999    1998
                                                                 ------- -------
   Nominal value................................................ $52,928 $29,752
   Fair value................................................... $56,018 $30,065

16. RELATED PARTY TRANSACTIONS

   The following is a summary of the transactions between the Company, STEAG and the Company's affiliates included in the financial statements for the years ended December 31:

                                                                   1999   1998
                                                                  ------ ------
   Purchases from affiliates..................................... $1,830 $  754
   Sales to affiliates...........................................    781     86
   Rental payments to affiliated parties.........................  1,924  1,724
   Insurance premiums to affiliates..............................    576    609
   Patent services from affiliates...............................    207    110
   Interest expense to affiliates................................  4,001  2,880
   Services concerning labor and environmental safety............     23     --

                          STEAG SEMICONDUCTOR DIVISION

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
   (all amounts in thousands of U.S. Dollars, except as otherwise indicated)


   Purchases from and sales to affiliates relate to subassemblies that are manufactured by STEAG Electronic Systems spol. sr.o, a Slovak Republic based subsidiary of STEAG which is not part of the STEAG Semiconductor Division. STEAG AG, the parent company of STEAG, provides certain patent skeleton and several agreements for insurances for the Company. Additionally, the Company makes use of insurance services provided by RAG Versicherungs-Dienst GmbH, an affiliate of RAG Aktiengesellschaft which is the parent company of STEAG AG. Facilities in Dornstadt and Pliezhausen are leased from STEAG Walsum Immobilien AG, a subsidiary of STEAG AG.

   The Company leases real estate from related parties. Future minimum annual operating lease commitments at December 31, 1999 are as follows:

   2000................................................................ $ 2,019
   2001................................................................   2,019
   2002................................................................   1,576
   2003................................................................   1,576
   2004................................................................   1,576
   2005................................................................   4,582
                                                                        -------
   Total minimum lease payments........................................ $13,348
                                                                        =======

   The amounts are included in the minimum lease payments in Note 12 "Leases".

17. SUBSEQUENT EVENTS (UNAUDITED)

   Effective in February 2000, STEAG acquired all of the shares of CuTek Research, Inc., San Jose, USA, for a purchase price of $15,400. CuTek Research, Inc. was subsequently renamed STEAG CuTek, Inc. Currently, STEAG CuTek is primarily engaged in the development and marketing of electroplating equipment for depositing copper and other conductive films.

   On June 27, 2000, STEAG and Mattson entered into a strategic business combination agreement. STEAG will transfer ownership of all of its subsidiaries comprising the STEAG Semiconductor Division to Mattson. In exchange, STEAG will receive 11,850,000 shares of Mattson common stock. As a result of the transaction, and the CFM Merger described below, STEAG will hold approximately 32% of the outstanding Mattson common stock. The closing is planned to occur on or about January 1, 2001.

   On June 27, 2000 Mattson also entered into an agreement and plan of merger with CFM Technologies, Inc. ("CFM"). Mattson is to acquire CFM in a stock-for-stock merger in which Mattson will issue 0.5223 shares of its common stock for each share of CFM stock outstanding at the closing. In addition, Mattson will assume all outstanding CFM stock options, based on the same exchange ratio. The business combination with STEAG and the merger with CFM are each conditioned upon the closing of the other.

   Simultaneously, STEAG and STEAG Electronic Systems, Inc. entered into a settlement agreement with CFM with respect to the patent litigation and STEAG, CFM and CFMT, Inc. entered into a license agreement (reference is made to Note 11 "Commitments"). STEAG Electronic Systems, Inc. withdrew the pending appeal with respect to the patent litigation and STEAG agreed to cause the withdrawal or termination of five invalidity lawsuits against the foreign counterpart patents of the CFM 761 patent.

                          STEAG SEMICONDUCTOR DIVISION

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
   (all amounts in thousands of U.S. Dollars, except as otherwise indicated)


18. Debt to equity conversion

   Effective June 30, 2000, STEAG has increased its investment in the STEAG Semiconductor Division in accordance with the above mentioned strategic business combination agreement between STEAG and Mattson Technology Inc. by a capital contribution in kind. The capital increase amounted to $100.9 million and was made by a conversion of intercompany loans to equity.

                                                                      Debt to
                                                                     additional
                                                                      paid-in
                                                                      capital
                                                                     ----------
   STEAG MicroTech GmbH, Pliezhausen, Germany.......................  $ 38,657
   STEAG Electronic Systems Inc., Austin, USA.......................     4,800
   STEAG RTP Systems GmbH, Dornstadt, Germany.......................    27,180
   STEAG RTP Systems Inc., San Jose, USA............................    17,400
   STEAG CVD Systems Ltd., Migdal Ha'Emek, Israel...................     7,000
   STEAG Electronic Systems South East Asia Pte. Ltd., Singapore....     4,454
   STEAG Electronic Systems Korea Ltd., Seoul, Korea................       759
   STEAG Electronic Systems UK Ltd., Renfrew, UK....................       724
                                                                      --------
     Total..........................................................  $100,974
                                                                      ========

                          STEAG SEMICONDUCTOR DIVISION

                            COMBINED BALANCE SHEETS
                                 (in thousands)
                                  (unaudited)

                                                                June 30,
                                                            ------------------
                                                              2000      1999
                                                            --------  --------
                          ASSETS
                          ------

Current Assets:
  Cash and cash equivalents................................ $ 23,992  $  7,017
  Accounts and notes receivable, net.......................   74,932    41,165
  Receivables from related parties.........................      288       376
  Notes and other receivables..............................    2,214       182
  Inventories..............................................   66,510    47,422
  Prepaid expenses and other...............................   10,385     4,321
                                                            --------  --------
    Total current assets...................................  178,321   100,483
  Net property, plant and equipment........................   29,859    36,938
  Intangible assets and deferred charges, less accumulated
   amortization............................................    1,033       833
  Goodwill, net of accumulated amortization................   50,505    50,892
  Other non current assets, net of accumulated
   amortization............................................    1,001       668
                                                            --------  --------
                                                            $260,719  $189,814
                                                            ========  ========

           LIABILITIES AND SHAREHOLDER'S EQUITY
           ------------------------------------

Current Liabilities:
  Current portion of long-term debt and short term
   borrowings.............................................. $  7,481  $ 22,079
  Accounts payable.........................................   22,642    46,782
  Accrued liabilities......................................   33,788    26,541
  Other current liabilities................................    6,464     1,679
                                                            --------  --------
    Total current liabilities..............................   70,375    97,081
                                                            --------  --------
  Long-term debt...........................................    1,034    13,388
  Loans from shareholders and other non current
   liabilities.............................................      --     10,719
                                                            --------  --------
    Total liabilities......................................   71,409   121,188
                                                            --------  --------
Shareholder's equity:
  Subscribed capital/common stock..........................   82,100    53,715
  Additional paid-in capital...............................  186,829    64,961
  Accumulated other comprehensive income (loss)............   (3,392)   (1,478)
  Retained earnings (deficit)..............................  (76,227)  (48,572)
                                                            --------  --------
    Total shareholders' equity.............................  189,310    68,626
                                                            --------  --------
                                                            $260,719  $189,814
                                                            ========  ========

   The accompanying notes are an integral part of these financial statements.

                          STEAG SEMICONDUCTOR DIVISION

                       COMBINED STATEMENTS OF OPERATIONS
                                 (in thousands)
                                  (unaudited)

                                                            Six months ended
                                                                June 30,
                                                            ------------------
                                                              2000      1999
                                                            --------  --------
Net sales.................................................. $115,271  $ 56,000
Cost of sales..............................................   58,308    38,486
                                                            --------  --------
Gross profit...............................................   56,963    17,514
                                                            --------  --------
Operating expenses:
  Research, development and engineering....................   20,629    16,299
  Selling, general and administrative......................   34,372    25,676
  Goodwill amortization....................................    8,210     6,302
                                                            --------  --------
    Total operating expenses...............................   63,211    48,277
                                                            --------  --------
Operating income (loss)....................................   (6,248)  (30,763)
Interest income............................................      215       130
Interest expense...........................................   (2,656)   (1,906)
Other income (expense).....................................    1,041    (2,179)
                                                            --------  --------
Loss before income taxes...................................   (7,648)  (34,718)
Income tax provision (benefit).............................    3,202       (62)
                                                            --------  --------
Net loss from continuing operations........................ $(10,850) $(34,656)
                                                            ========  ========


   The accompanying notes are an integral part of these financial statements.

                          STEAG SEMICONDUCTOR DIVISION

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                  (unaudited)

                                                           Six months ended
                                                               June 30,
                                                           ------------------
                                                             2000      1999
                                                           --------  --------
Cash flows from operating activities:
  Net loss................................................ $(10,850) $(34,656)
  Reconciliation to net cash provided (used in) operating
   activities:
    Depreciation and amortization.........................   12,287    12,993
    Gain on disposal of fixed assets......................     (192)     (113)
    Deferred income taxes.................................
  Other changes in net cash from operating assets and
   liabilities............................................
    Accounts receivables..................................  (18,838)     (528)
    Inventories...........................................  (18,060)   (4,333)
    Prepaid expenses and other assets.....................   (6,335)       (2)
    Accounts payable......................................   (4,019)   24,022
    Accrued liabilities...................................   10,518     3,020
    Other current liabilities.............................    4,916    (1,268)
                                                           --------  --------
      Net cash used in operating activities...............  (30,573)     (865)
                                                           --------  --------
Cash flows from investing activities:
  Acquisition of businesses, net of cash acquired.........  (14,740)  (50,192)
  Capital expenditures....................................   (2,931)   (3,656)
  Proceeds from sales of equipment........................    1,063       431
                                                           --------  --------
      Net cash used in investing activities...............  (16,608)  (53,417)
                                                           --------  --------
Cash flows from financing activities:
  Increase (decrease) of
    Short term borrowings.................................   45,940   (32,431)
    Borrowings from stockholders..........................    2,055     3,897
    Other long term liabilities...........................   (2,166)   11,608
  Capital increase........................................   15,438    62,411
                                                           --------  --------
      Net cash provided by financing activities...........   61,267    45,485
                                                           --------  --------
Effect of foreign exchange rate changes on cash and cash
 equivalents..............................................     (275)     (136)
                                                           --------  --------
Net increase (decrease) in cash and cash equivalents......   13,811    (8,933)
Cash and cash equivalents at beginning of period..........   10,181    15,950
                                                           --------  --------
Cash cash and equivalents at end of period................ $ 23,992  $  7,017
                                                           ========  ========
Supplemental schedule of noncash investing and financing
 activities:
  Conversion of debt to equity............................  100,974        --
                                                           ========  ========
Supplemental disclosure of cash flow information:
  Cash paid for interest..................................    1,720     1,533
                                                           ========  ========
  Cash paid for income taxes..............................    3,202        49
                                                           ========  ========

    The accompanying notes are an integral part of these combined financial statements.

                          STEAG SEMICONDUCTOR DIVISION

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999
   (all amounts in thousands of U.S. Dollars, except as otherwise indicated)
                                  (unaudited)

1. ORGANIZATION, PURPOSE AND BASIS OF PRESENTATION

 1.1. Organization

   The combined financial statements of the STEAG semiconductor equipment division (the "STEAG Semiconductor Division" or the "Company") include the accounts of certain direct and indirect wholly-owned subsidiaries of STEAG Electronic Systems AG, Essen, Germany (STEAG). The STEAG subsidiaries included in this combination are STEAG MicroTech GmbH, Pliezhausen, Germany; STEAG Electronic Systems Inc., Austin, USA; STEAG RTP Systems GmbH, Dornstadt, Germany; STEAG Electronic Systems Korea Ltd., Seoul, Korea; STEAG Electronic Systems Japan Co., Kawasaki, Japan; STEAG Electronic Systems UK Ltd., Renfrew, UK and STEAG Electronic Systems South East Asia Pte. Ltd., Singapore, for both six months periods reported herein.

   Effective March 1, 1999, STEAG purchased 100 percent of STEAG RTP Systems Inc., San Jose, USA (formerly AG Associates, Inc.). Effective January 1, 1999, STEAG purchased STEAG CVD Systems Ltd., Migdal Ha'Emek, Israel (formerly AG Associates (Israel) Ltd.). The purchase prices amounted to $ 35.2 million and $
22.8 million, respectively. Effective February 2000, STEAG acquired CuTek Research, Inc., San Jose, USA, for a purchase price of $ 15.4 million. CuTek Research, Inc. was subsequently renamed STEAG CuTek, Inc. The acquisitions were accounted for using the purchase method.

   The results of operations and their respective assets and liabilities were combined in the financial statements of the Company since the respective acquisition dates. The goodwill for these companies was accounted for using the push down method, resulting in an increase in goodwill of $ 51.9 million. Goodwill is amortized on a straight line basis over five years.

   The Company develops, manufactures, markets and supports fabrication equipment for the worldwide semiconductor and wafer manufacturing industry. The Company's products include advanced rapid thermal processing (RTP), wet processing, chemical vapor deposition (CVD) and copper plating equipment used in the manufacture of integrated circuits. The Company has manufacturing facilities in the United States, Germany and Israel and sells its products primarily through a direct sales force and wholly-owned sales and service subsidiaries.

 1.2. Purpose and basis of presentation

   Solely for purposes of this presentation, these combined financial statements have been prepared as if the above mentioned wholly-owned subsidiaries of STEAG were combined into one reporting entity. The purchase price paid by STEAG for the acquisition of each entity has been pushed down. The portion of the purchase price not allocated to assets or liabilities has been recorded as goodwill.

   The accompanying unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

   The financial statements should be read in conjunction with the audited financial statements included in the STEAG Semiconductor Division Combined Financial Statements for the years ended December 31, 1999 and 1998.

                          STEAG SEMICONDUCTOR DIVISION

                FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999
   (all amounts in thousands of U.S. Dollars, except as otherwise indicated)


   The results of operations for the six months ended June 30, 2000 are not necessarily indicative of results that may be expected for the entire year ending December 31, 2000.

   The statements are presented in thousands of U.S. Dollars translated from different local currencies.

2. INVENTORIES

   Inventories consist of:

                                                                    June 30,
                                                                 ---------------
                                                                  1999    1998
                                                                 ------- -------
   Raw materials................................................ $18,616 $21,008
   Work-in-process..............................................  24,662  12,987
   Finished goods...............................................  23,231  13,427
                                                                 ------- -------
                                                                 $66,510 $47,422
                                                                 ======= =======

   Inventories are shown net of reserves for obsolete, slow-moving, and non-salable inventory.

3. ACCRUED LIABILITIES

   Accrued liabilities consist of the following:

                                                                   June 30,
                                                                ---------------
                                                                 2000    1999
                                                                ------- -------
   Warranty reserve............................................ $ 7,390 $ 6,306
   Accrued compensation and benefits...........................   3,941   5,678
   Accrued federal and state/local income tax..................   4,063     898
   Other accruals..............................................  18,394  13,659
                                                                ------- -------
                                                                $33,788 $26,541
                                                                ======= =======

4. DEBT TO EQUITY CONVERSION

   Effective June 30, 2000, STEAG has increased its investment in the STEAG Semiconductor Division by a capital contribution in kind. The capital increase amounted to $100.9 million and was made by a conversion of intercompany loans to equity. The capital increase consists of:

                                                                      Debt to
                                                                     additional
                                                                      paid-in
                                                                      capital
                                                                     ----------
   STEAG MicroTech GmbH, Pliezhausen, Germany.......................  $ 38,657
   STEAG Electronic Systems Inc., Austin, USA.......................     4,800
   STEAG RTP Systems GmbH, Dornstadt, Germany.......................    27,180
   STEAG RTP Systems Inc., San Jose, USA............................    17,400
   STEAG CVD Systems Ltd., Migdal Ha'Emek, Israel...................     7,000
   STEAG Electronic Systems South East Asia Pte. Ltd., Singapore....     4,454
   STEAG Electronic Systems Korea Ltd., Seoul, Korea................       759
   STEAG Electronic Systems UK Ltd., Renfrew, UK....................       724
                                                                      --------
     Total..........................................................  $100,974
                                                                      ========

                          STEAG SEMICONDUCTOR DIVISION

                FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999
   (all amounts in thousands of U.S. Dollars, except as otherwise indicated)


5. CONTINGENCIES

   In April 1997, Applied Materials, Inc. ("Applied Materials") initiated separate lawsuits in the Northern District of California against AST Elektronik GmbH (now known as STEAG RTP Systems GmbH) and AST Elektronik U.S.A, Inc. (subsequently merged into STEAG Electronic Systems, Inc.) (collectively "AST") and AG Associates, Inc. (now known as STEAG RTP Systems, Inc.) ("AG"), alleging infringement of certain patents concerning rapid thermal processing technology. In October 1997, AST and AG each filed counterclaims alleging infringement by Applied Materials of patents concerning related technology. In addition, on August 5, 1998, AG filed a lawsuit in California against Applied Materials alleging infringement of another patent relating to rapid thermal processing technology and, on August 13, 1998, AG filed a lawsuit in Delaware against Applied Materials alleging infringement of two other patents concerning related technology. The Delaware case was subsequently transferred to California. Management believed Applied Materials' claims were without merit, and that the Company's claims against Applied Materials were meritorious.

   In February 1999, Applied Materials and AST resolved their dispute on mutually acceptable terms and conditions. In addition, in December 1999, Applied Materials and AG agreed on a stipulation of mutual dismissal without prejudice, whereby all current claims and contingencies are dismissed, each party having to bear its own and attorneys fees. The mutual dismissal was filed with the Northern District Court of California, San Jose Division. All such legal costs have been accrued by the Company as of December 31, 1999.

   There has been substantial litigation regarding patent and other intellectual property rights in the semiconductor industry. General Signal Corporation has made a claim against at least two manufacturers of cluster tools that has resulted in litigation to the effect that certain of their cluster tool technologies infringe on General Signal patents. In 1991, at the time that General Signal first raised patent claims in the cluster tool area, the predecessor to STEAG RTP Systems Inc. joined with six major manufacturers of semiconductor process tool equipment in forming an "Ad Hoc Committee for Defense against General Signal Cluster Tool Patents" (the "Ad Hoc Committee"). Based in part on an opinion of patent counsel, the members of the Ad Hoc Committee notified General Signal that the member companies were of the opinion that the General Signal patents were invalid based on (a) prior art, (b) inequitable conduct before the Patent & Trademark Office and (c) estoppel as a result of General Signal's activities in establishing standards for cluster tools and interfaces within the semiconductor industry. The Company believes that the position taken by the Ad Hoc Committee remains valid. Based upon a review of the subject patents, the Company believes, based on advice from outside patent counsel, that the subject patents are invalid or, if somehow found to be valid, that the Company's cluster tool technology does not infringe. In 1997, the General Signal Patents were acquired by Applied Materials. One of the patents has expired.

   On December 12, 1997, a jury in Delaware district court found that STEAG Electronic Systems, Inc., Austin, Texas, USA, had willfully infringed upon a patent held by CFM Technologies, Inc. ("CFM"). STEAG Electronic Systems, Inc. reserved an amount sufficient to cover damages of $ 3.1 million plus attorneys' fees and certain reserves for assets related to the technology. In early 1998, STEAG Electronic Systems, Inc. appealed the jury verdict to the Federal Circuit Court. In May 1999, the Federal appeals court remanded the case back to the District Court for further consideration of the jury's findings. In November 1999, the District Court reaffirmed its earlier ruling. STEAG Electronic Systems, Inc. appealed this District Court ruling once again to the Federal Circuit Court, and also requested that the injunction issued in the initial jury trial be stayed. In January 2000, the Federal Appeals Court issued a ruling that did not grant the stay motion. The lawsuit has subsequently been settled. As part of the settlement, STEAG Electronic Systems, Inc. was not required to pay any damages to CFM. Additionally, as part of the settlement, STEAG entered into a patent license agreement with CFM (See Note 6).

                          STEAG SEMICONDUCTOR DIVISION

                FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999
   (all amounts in thousands of U.S. Dollars, except as otherwise indicated)


   From time to time, the Company may receive or initiate claims or inquiries against third parties for infringement of the Company's proprietary rights or to establish the validity of the Company's proprietary rights. Such claims or inquiries may result in litigation and could result in significant expense to the Company and divert the effort of the Company's technical and management personnel from other tasks, whether or not such claims or inquiries are determined in favor of the Company. In the event of an adverse ruling in any such litigation, the Company might be required to pay substantial damages, cease the manufacture, use and sale of infringing products, discontinue the use of certain processes or expend significant resources to develop non-infringing technology or obtain licenses to the infringing technology.

6. COMMITMENTS

   On June 27, 2000, in connection with its strategic business combination agreement to sell the STEAG Semiconductor Division to Mattson Technology, Inc. ("Mattson") (see note 8) and the settlement of its patent litigation with CFM, STEAG entered an interim patent license agreement with CFM, pursuant to which CFM granted the Company a non-exclusive, non-transferable worldwide license to certain patent rights with respect to drying technologies and wet bench products (including U.S. Patent No. 4,911,761).

   Under the terms of the license agreement, STEAG is required to pay CFM royalties on net sales in the United States both for stand-alone dryers and dryer modules, and for wet processing systems that include dryers. In the event the strategic business combination agreement and the CFM merger agreement are terminated due to CFM's failure to obtain shareholders' approval or due to a Mattson material adverse effect, the royalty payments will be permanently reduced by 50%. STEAG's obligation to pay royalties terminates upon expiration or a final, non-appealable judicial determination of unenforceability or invalidity of U.S. Patent No. 4,911,761 or if the strategic business combination agreement and the CFM merger agreement are terminated under certain circumstances involving voluntary termination or intentional breach by CFM. In the event that the strategic business combination agreement is terminated voluntarily by STEAG under certain circumstances or by Mattson due to certain breaches by STEAG, STEAG is required to pay to CFM a one-time lump sum royalty payment and all other royalty payments will cease. Due to uncertainty management has not recorded an accrual for the potential one-time lump sum royalty.

   The license agreement terminates (i) when the last of the licensed patents expires or is determined to be unenforceable by a final, non-appealable court judgment, (ii) upon termination of the strategic business combination agreement resulting from certain intentional breaches by STEAG, or (iii) if, within 24 months after the strategic business combination agreement and the CFM merger agreement are terminated under certain circumstances, Mattson and STEAG enter into a similar transaction including STEAG's wet processing business but not involving CFM (unless CFM has entered into an alternative transaction prior to such new transaction between Mattson and STEAG).

7. SHAREHOLDERS' EQUITY

   Shareholders' equity comprises the net investment of STEAG in the STEAG Semiconductor Division.

   The capital increase in 2000 results mainly from a debt to equity conversion (see note 4) and one capital contribution in kind in the amount of $25.5 million.

   Furthermore equity was increased in the amount of $15.4 million for the purchase of STEAG CuTek Inc. (push down of the purchase price).

                          STEAG SEMICONDUCTOR DIVISION

                FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999
   (all amounts in thousands of U.S. Dollars, except as otherwise indicated)


8. IMPORTANT EVENTS

   On June 27, 2000, STEAG and Mattson entered into a strategic business combination agreement. STEAG will transfer ownership of all of its subsidiaries comprising the STEAG Semiconductor Division to Mattson. In exchange, STEAG will receive 11,850,000 shares of Mattson common stock. As a result of the business combination and the CFM merger described below, STEAG will hold approximately 32% of the outstanding Mattson common stock. The closing is planned to occur on or about January 1, 2001.

   On June 27, 2000 Mattson also entered into an agreement and plan of merger with CFM. Mattson is to acquire CFM in a stock-for-stock merger in which Mattson will issue 0.5223 shares of its common stock for each share of CFM stock outstanding at the closing. In addition, Mattson will assume all outstanding CFM stock options, based on the same exchange ratio. The business combination with STEAG and the merger with CFM are each conditioned upon the closing of the other.

   Simultaneously, STEAG and STEAG Electronic Systems, Inc. entered into a settlement agreement with CFM with respect to the patent litigation and STEAG, CFM, and CFMT, Inc. entered into a license agreement (reference is made to note 6 "Commitments"). STEAG Electronic Systems, Inc. withdrew the pending appeal with respect to the patent litigation and STEAG agreed to cause the withdrawal or termination of five invalidity lawsuits against the foreign counterpart patents of the CFM 761 patent.

                 CFM INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
AUDITED ANNUAL FINANCIAL STATEMENTS

  Report of Independent Public Accountants................................ F-27

  Consolidated Balance Sheets as of October 31, 1999 and 1998............. F-28

  Consolidated Statements of Operations for the years ended October 31,
   1999, 1998 and 1997.................................................... F-29

  Consolidated Statements of Shareholders' Equity for the years ended
   October 31, 1999, 1998 and 1997........................................ F-30

  Consolidated Statements of Cash Flows for the years ended October 31,
   1999, 1998 and 1997.................................................... F-31

  Notes to Consolidated Financial Statements.............................. F-32

UNAUDITED INTERIM FINANCIAL STATEMENTS

  Consolidated Balance Sheets (unaudited) as of July 31, 2000 and October
   31, 1999............................................................... F-45

  Consolidated Statements of Operations (unaudited) for the Three and Nine months ended July 31, 2000 and 1999.................................... F-46

  Consolidated Statements of Cash Flows (unaudited) for the Nine months ended July 31, 2000 and 1999........................................... F-47

  Notes to Consolidated Financial Statements.............................. F-48

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CFM Technologies, Inc.:

   We have audited the accompanying consolidated balance sheets of CFM Technologies, Inc. (a Pennsylvania corporation) and subsidiaries as of October 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended October 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CFM Technologies, Inc. and subsidiaries as of October 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 1999, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Philadelphia, Pennsylvania
December 10, 1999

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                               October 31,
                                                             -----------------
                                                               1999     1998
                                                             --------  -------
                           ASSETS
                           ------
Current Assets:
  Cash and cash equivalents................................. $ 13,967  $31,649
  Short-term investments....................................   10,249    9,745
  Accounts receivable.......................................   14,826   14,040
  Inventories...............................................   17,039   13,657
  Prepaid expenses and other................................      796    3,209
  Deferred income taxes.....................................    1,958    1,811
                                                             --------  -------
    Total current assets....................................   58,835   74,111
                                                             --------  -------

Property, plant and equipment:
  Land......................................................      540      540
  Building and improvements.................................    5,932    5,981
  Machinery and equipment...................................   14,239    9,599
  Furniture and fixtures....................................    1,565    1,423
                                                             --------  -------
                                                               22,276   17,543
Less--Accumulated depreciation and amortization.............   (8,739)  (6,377)
                                                             --------  -------
Net property, plant and equipment...........................   13,537   11,166
                                                             --------  -------
Other assets................................................    9,714    4,536
                                                             --------  -------
                                                             $ 82,086  $89,813
                                                             ========  =======
            LIABILITIES AND SHAREHOLDERS' EQUITY
            ------------------------------------
Current Liabilities:
  Current portion of long-term debt......................... $    589  $   672
  Accounts payable..........................................    3,930    1,800
  Accrued expenses..........................................    9,246    7,373
                                                             --------  -------
    Total current liabilities...............................   13,765    9,845
                                                             --------  -------
Long-term debt..............................................    1,628    2,186
                                                             --------  -------
Commitments and contingencies (note 16)

Shareholders' equity:
  Preferred stock, no par value; 1,000,000 authorized
   shares; no shares issued or outstanding..................       --       --
  Common stock, no par value; 30,000,000 authorized shares;
   8,035,328 and 7,964,366 shares issued....................   81,495   81,033
Treasury stock, 223,100 and 96,200 shares at cost...........   (1,858)    (762)
Deferred compensation.......................................      (23)     (47)
Retained earnings (deficit).................................  (12,921)  (2,442)
                                                             --------  -------
    Total shareholders' equity..............................   66,693   77,782
                                                             --------  -------
                                                             $ 82,086  $89,813
                                                             ========  =======

   The accompanying notes are an integral part of these financial statements.

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands except for per-share data)

                                                   Year Ended October 31,
                                                  ---------------------------
                                                    1999      1998     1997
                                                  --------  --------  -------
Net sales........................................ $ 31,563  $ 33,155  $75,772
Cost of sales....................................   20,997    24,426   40,072
                                                  --------  --------  -------
Gross profit.....................................   10,566     8,729   35,700
                                                  --------  --------  -------
Operating expenses:
  Research, development and engineering..........   10,040    11,496    9,334
  Selling, general and administrative............   17,812    17,568   19,360
                                                  --------  --------  -------
    Total operating expenses.....................   27,852    29,064   28,694
                                                  --------  --------  -------
Operating income (loss)..........................  (17,286)  (20,335)   7,006
Interest (income)................................   (1,658)   (2,048)  (2,163)
Interest expense.................................      249       242      281
                                                  --------  --------  -------
Income (loss) before income taxes................  (15,877)  (18,529)   8,888
Income tax provision (benefit)...................   (5,398)   (6,746)   2,666
                                                  --------  --------  -------
Net income (loss)................................ $(10,479) $(11,783) $ 6,222
                                                  ========  ========  =======
Net income (loss) per common share:
  Basic.......................................... $  (1.34) $  (1.49) $  0.85
                                                  ========  ========  =======
  Diluted........................................ $  (1.34) $  (1.49) $  0.80
                                                  ========  ========  =======
Shares used in computing net income (loss) per
 common share:
  Basic..........................................    7,849     7,908    7,318
                                                  ========  ========  =======
  Diluted........................................    7,849     7,908    7,764
                                                  ========  ========  =======


   The accompanying notes are an integral part of these financial statements.

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (in thousands)

                          Common Stock   Treasury Stock  Deferred Retained
                         --------------  --------------  Compen-  Earnings
                         Shares Amount   Shares Amount    Sation  (Deficit)   Total
                         ------ -------  ------ -------  -------- ---------  --------
Balance, October 31,
 1996................... 6,053  $29,592    --   $    --   $  --   $  3,119   $ 32,711
  Proceeds from sale of
   common stock, net.... 1,751   49,288    --        --      --         --     49,288
  Proceeds from exercise
   of stock options.....    96      545    --        --      --         --        545
  Tax benefit from
   exercise of stock
   options..............    --      764    --        --      --         --        764
  Deferred compensation
   charge...............    --      317    --        --    (317)        --         --
  Amortization of
   deferred
   compensation.........    --       --    --        --      82         --         82
  Common stock issued
   under Employee Stock
   Purchase Plan........    14      256    --        --      --         --        256
  Net income............    --       --    --        --      --      6,222      6,222
                         -----  -------   ---   -------   -----   --------   --------
Balance, October 31,
 1997................... 7,914   80,762    --        --    (235)     9,341     89,868
  Proceeds from exercise
   of stock options.....     1        6    --        --      --         --          6
  Tax benefit from
   exercise of stock
   options..............    --       (2)   --        --      --         --         (2)
  Deferred compensation
   adjustment...........    --     (164)   --        --     164         --         --
  Amortization of
   deferred
   compensation.........    --       --    --        --      24         --         24
  Common stock issued
   under Employee Stock
   Purchase Plan........    49      425    --        --      --         --        425
  Options issued for
   services.............    --        6    --        --      --         --          6
  Purchase of treasury
   shares, at cost......    --       --    96      (762)     --         --       (762)
  Net loss..............    --       --    --        --      --    (11,783)   (11,783)
                         -----  -------   ---   -------   -----   --------   --------
Balance, October 31,
 1998................... 7,964   81,033    96      (762)    (47)    (2,442)    77,782
  Proceeds from exercise
   of stock options.....    --        2    --        --      --         --          2
  Deferred compensation
   charge...............    --       16    --        --     (16)        --         --
  Amortization of
   deferred
   compensation.........    --       --    --        --      40         --         40
  Common stock issued
   under Employee Stock
   Purchase Plan........    71      444    --        --      --         --        444
  Purchase of treasury
   shares, at cost......    --       --   127    (1,096)     --         --     (1,096)
  Net loss..............    --       --    --        --      --    (10,479)   (10,479)
                         -----  -------   ---   -------   -----   --------   --------
Balance, October 31,
 1999................... 8,035  $81,495   223   $(1,858)  $ (23)  $(12,921)  $ 66,693
                         =====  =======   ===   =======   =====   ========   ========


   The accompanying notes are an integral part of these financial statements.

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                     Year Ended October 31,
                                                   ----------------------------
                                                     1999      1998      1997
                                                   --------  --------  --------
Operating Activities:
  Net income (loss)............................... $(10,479) $(11,783) $  6,222
  Adjustments to reconcile net income (loss) to
   net cash provided by (used in) operating
   activities:
    Depreciation and amortization.................    3,116     3,085     2,317
    Loss on property, plant and equipment
     disposal.....................................      223       421        --
    Deferred compensation.........................       24        30        82
    Deferred income tax benefit...................   (5,436)   (4,578)     (757)
(Increase) decrease in:
  Accounts receivable.............................     (786)   19,352   (18,302)
  Inventories.....................................   (3,382)    2,424    (8,034)
  Prepaid expenses and other......................    2,413    (1,500)   (1,347)
  Other assets....................................       73       120      (186)
Increase (decrease) in:
  Accounts payable................................    2,130    (5,909)    2,780
  Accrued expenses................................    1,881    (1,377)    5,161
                                                   --------  --------  --------
      Net cash provided by (used in) operating
       activities.................................  (10,223)      285   (12,064)
                                                   --------  --------  --------
Investing Activities:
  Purchases of short-term investments.............  (44,820)  (28,993)  (44,245)
  Proceeds from short-term investments............   44,316    38,564    27,875
  Purchases of property, plant and equipment......   (5,680)   (3,920)   (4,286)
                                                   --------  --------  --------
      Net cash provided by (used in) investing
       activities.................................   (6,184)    5,651   (20,656)
                                                   --------  --------  --------
Financing Activities:
  Payments on long-term debt......................     (641)     (819)     (576)
  Proceeds from sale of common stock, net.........      460       425    49,544
  Purchase of treasury shares.....................   (1,096)     (762)       --
  Proceeds from exercise of stock options.........        2         6       545
  Tax benefits from exercise of stock options.....       --        (2)      764
                                                   --------  --------  --------
      Net cash provided by (used in) financing
       activities.................................   (1,275)   (1,152)   50,277
                                                   --------  --------  --------
Net (Decrease) Increase in Cash and Cash
 Equivalents......................................  (17,682)    4,784    17,557
Cash and Cash Equivalents, Beginning of Period....   31,649    26,865     9,308
                                                   --------  --------  --------
Cash and Cash Equivalents, End of Period.......... $ 13,967  $ 31,649  $ 26,865
                                                   ========  ========  ========
Supplemental Disclosure of Cash Flow Information:
  Cash paid for interest expense.................. $    196  $    296  $    284
  Cash received for interest income............... $  1,670  $  2,185  $  1,975
  Cash paid for income taxes...................... $     10  $  1,795  $  2,031
  Cash received from income tax refunds........... $  2,505  $  3,023  $     --
Supplemental Schedule of Non-Cash Investing and
 Financing Activities:
  Machinery acquired under capital leases......... $     --  $    489  $    750

   The accompanying notes are an integral part of these financial statements.

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS:

   CFM Technologies, Inc. (the Company) designs, manufactures and markets advanced wet processing equipment for sale to the worldwide semiconductor industry.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

 Cash, Cash Equivalents and Short-Term Investments

   The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Short-term investments are carried at amortized cost which equals market value. The investments have various maturity dates which generally do not exceed one year. All of the Company's short-term investments are classified as available for sale pursuant to Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). Therefore any unrealized holding gains or losses would be presented as a separate component of shareholders' equity. At October 31, 1999 and 1998, there were no material unrealized holding gains or losses. The gross proceeds from sales and maturities of investments were $44,316,000, $38,564,000 and $27,875,000 for the years ended October 31, 1999, 1998 and 1997, respectively. Gross realized gains and losses for the years ended October 31, 1999, 1998 and 1997 were not material. For the purpose of determining gross realized gains and losses, the cost of securities sold is based upon specific identification.

   Cash and cash equivalents and short-term investments consisted of the following:

                                                              October 31,
                                                        -----------------------
                                                           1999        1998
                                                        ----------- -----------
   Cash and cash equivalents:
     Municipal and government securities............... $ 5,055,000 $ 6,568,000
     Money market funds and demand account.............   5,126,000  16,822,000
     Commercial paper..................................   3,123,000   5,034,000
     Repurchase agreements.............................     663,000   3,225,000
                                                        ----------- -----------
                                                        $13,967,000 $31,649,000
                                                        =========== ===========
   Short-term investments:
     Municipal and government securities............... $ 4,555,000 $ 8,260,000
     Commercial paper..................................   5,694,000     985,000
     Mortgage-backed government securities.............          --     500,000
                                                        ----------- -----------
                                                        $10,249,000 $ 9,745,000
                                                        =========== ===========

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES

 Inventories

   Inventories are valued at the lower of first-in, first-out cost or market.

 Property, Plant and Equipment

   Property, plant and equipment are recorded at cost. Significant improvements are capitalized and expenditures for maintenance and repairs are charged to expense as incurred. Upon the sale or retirement of these assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income.

   Depreciation and amortization are provided using the straight-line method based on the estimated useful lives of the assets as follows:

     Building and improvements....................................... 5-40 years
     Machinery and equipment......................................... 3-10 years
     Furniture and fixtures.......................................... 5-10 years

   Depreciation and amortization expense was $3,086,000, $3,025,000 and $2,294,000 in fiscal 1999, 1998 and 1997, respectively.

 Revenue Recognition

   Net sales are generally recognized upon shipment of the system. If recognized prior to shipment to accommodate a customer's request to delay shipment, revenue is recognized upon completion of the customer's inspection or acceptance where risk of loss is transferred to the customer. The estimated costs of system installation and warranty are accrued when the related sale is recognized.

 Research, Development and Engineering Expenses

   Research, development and engineering expenses are charged to expense as incurred. Research, development and engineering expenses were net of reimbursement of $0, $0 and $890,000 in fiscal 1999, 1998 and 1997, respectively.

   Engineering expenses consist of personnel and material costs related to the development of new products and the integration of existing products into application-specific systems.

 Income Taxes

   The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

 Concentration of Credit Risk

   Financial instruments that potentially subject the Company to concentration of credit risk are accounts receivable. The Company's customer base principally comprises companies within the semiconductor industry, which historically has been volatile. The Company does not require collateral from its customers.

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES

 Fair Value of Financial Instruments

   The Company's financial instruments consist primarily of cash and cash equivalents, short-term investments, accounts receivable, accounts payable and debt instruments. The book values of cash and cash equivalents, short-term investments, accounts receivable and accounts payable are considered to be representative of their respective fair values. None of the Company's debt instruments that are outstanding as of October 31, 1999 have readily ascertainable market values; however, the carrying values are considered to approximate their respective fair values. See Note 8 for the terms and carrying values of the Company's various debt instruments.

 Net Income (Loss) Per Common Share

   Basic net income (loss) per common share was computed by dividing net income
(loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income per common share for the fiscal year ended October 31, 1997 reflects the potential dilution from the exercise of outstanding stock options into common stock. Inclusion of shares of common stock potentially issuable upon the exercise of stock options in calculating diluted net loss per common share for the years ended October 31, 1999 and 1998, would have been antidilutive, and therefore such shares were not included in the calculation. The Company adopted SFAS No. 128, "Earnings per Share," effective December 15, 1997. As a result, the Company's reported earnings per share for the year ended October 31, 1997 were restated.

   The net income (loss) and weighted average common and common equivalent shares outstanding for purposes of calculating net income (loss) per common share are computed as follows:

                                               Year Ended October 31,
                                        --------------------------------------
                                            1999          1998         1997
                                        ------------  ------------  ----------
   Net income (loss) used for basic
    and diluted net income (loss) per
    common share......................  $(10,479,000) $(11,783,000) $6,222,000
                                        ============  ============  ==========
   Weighted average common shares
    outstanding used for basic net
    income (loss) per common share....     7,849,000     7,908,000   7,318,000
   Dilutive effect of common stock
    options outstanding...............            --            --     446,000
                                        ------------  ------------  ----------
   Weighted average common and common
    equivalent shares outstanding used
    for diluted net income (loss) per
    common share......................     7,849,000     7,908,000   7,764,000
                                        ============  ============  ==========
   Net income (loss) per common share:
     Basic............................  $      (1.34) $      (1.49) $     0.85
                                        ============  ============  ==========
     Diluted..........................  $      (1.34) $      (1.49) $     0.80
                                        ============  ============  ==========

 New Accounting Pronouncements

   In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131). SFAS No. 131 applies to all public companies and is effective for fiscal years beginning after December 15, 1997. SFAS No. 131 requires that business segment financial information be reported in the financial statements utilizing the management approach. The management approach is defined as the manner in which management organizes the segments within the enterprise for making operating decisions and assessing performance. Management believes that the Company operates in one industry segment and, accordingly, the adoption of SFAS No. 131 had no impact on the Company's financial statements.

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES

   In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). SOP 98-1 requires that certain costs related to the development or purchase of internal-use software be capitalized and amortized over the estimated useful life of the software, and is effective for fiscal years beginning after December 15, 1998. SOP 98-1 also requires that costs related to the preliminary project stage and post implementation/operations stage in an internal-use computer software development project be expensed as incurred. Management believes that the adoption of SOP 98-1 will not have a material impact on the Company's financial position or results of operations.

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133). SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for derivatives used for hedging activities. SFAS No. 133 requires that all derivatives be recognized either as an asset or liability and measures them at fair value. Management believes that the adoption of SFAS No. 133 will not have a material impact on the Company's financial statements.

 Reclassifications

   Certain reclassifications of previously reported balances have been made to conform with the current year classification of such balances.

3. ACCOUNTS RECEIVABLE:

                                                               October 31,
                                                         -----------------------
                                                            1999        1998
                                                         ----------- -----------
     Billed............................................. $13,760,000 $10,058,000
     Unbilled...........................................   1,066,000   3,982,000
                                                         ----------- -----------
                                                         $14,826,000 $14,040,000
                                                         =========== ===========

   Unbilled receivables represent final retainage amounts to be billed upon completion of the installation process.

   As of October 31, 1999, the Company had outstanding accounts receivable totaling $2,446,000 from a customer who purchased several of the Company's systems for Korean installations.

   No allowance for doubtful accounts receivable has been recorded because the Company believes that all such accounts receivable are fully realizable.

4. INVENTORIES:

                                                               October 31,
                                                         -----------------------
                                                            1999        1998
                                                         ----------- -----------
     Raw material....................................... $ 9,282,000 $ 8,669,000
     Work in progress...................................   6,813,000   4,988,000
     Finished goods.....................................     944,000          --
                                                         ----------- -----------
                                                         $17,039,000 $13,657,000
                                                         =========== ===========

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES

5. OTHER LONG-TERM ASSSETS:

                                                               October 31,
                                                          ---------------------
                                                             1999       1998
                                                          ---------- ----------
     Deferred income taxes............................... $9,440,000 $4,157,000
     Other...............................................    274,000    379,000
                                                          ---------- ----------
                                                          $9,714,000 $4,536,000
                                                          ========== ==========

6. LINE OF CREDIT:

   The Company has a $7,500,000 unsecured demand line of credit with a bank. The line of credit agreement does not have a stated maturity or expiration date; however, outstanding borrowings are due upon demand by the bank. Interest is charged at the bank's prime rate and was 8.25% at October 31, 1999. As of October 31, 1999 and 1998, the Company had no borrowings on the line. The line also provides for the issuance of letters of credit. As of October 31, 1999, the Company had outstanding letters of credit in the amount of $423,000 guaranteeing payments associated with its new leased facility in Exton, Pennsylvania (see Note 16) and guaranteeing payments related to inventory in a foreign location.

7. ACCRUED EXPENSES:

                                                               October 31,
                                                          ---------------------
                                                             1999       1998
                                                          ---------- ----------
     Warranty and installation costs..................... $2,815,000 $2,016,000
     Payroll and payroll related.........................  1,740,000  1,263,000
     Accrued legal fees..................................  1,195,000    521,000
     Accrued commissions.................................    573,000  1,608,000
     Other...............................................  2,923,000  1,965,000
                                                          ---------- ----------
                                                          $9,246,000 $7,373,000
                                                          ========== ==========

8. LONG-TERM DEBT:

                                                            October 31,
                                                       ----------------------
                                                          1999        1998
                                                       ----------  ----------
Mortgage note payable to bank, payable in monthly
 installments of $6,250 plus interest at 8.9% through
 February 2009, collateralized by land and building... $  700,000  $  775,000
Mortgage note payable to Pennsylvania Industrial
 Development Authority (PIDA), payable in monthly
 installments of $4,363, including interest at 2%
 through August 2009, collateralized by land and
 building.............................................    467,000     510,000
Mortgage note payable to Chester County Development
 Council, payable in monthly installments of $1,067,
 including interest at 5% through August 2004,
 collateralized by land and building..................     55,000      64,000
Term notes payable to bank, payable in monthly
 installments of $5,834 plus interest at the bank's
 prime rate plus 1% through October 1999,
 collateralized by certain assets.....................         --     104,000
Capitalized lease obligations; lease periods expiring
 at various dates through 2003, interest rates range
 from 7% to 12%, collateralized by the leased assets..    995,000   1,405,000
                                                       ----------  ----------
                                                        2,217,000   2,858,000
Less--Current portion.................................   (589,000)   (672,000)
                                                       ----------  ----------
                                                       $1,628,000  $2,186,000
                                                       ==========  ==========

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES

   Maturities of long-term debt as of October 31, 1999 are as follows:

     Fiscal Year:
     2000............................................................ $  589,000
     2001............................................................    492,000
     2002............................................................    297,000
     2003............................................................    146,000
     2004............................................................    132,000
     2005 and thereafter.............................................    561,000
                                                                      ----------
                                                                      $2,217,000
                                                                      ==========

   The mortgage note due to PIDA contains certain financial covenants, the most restrictive of which requires minimum levels of shareholders' equity.

   The Company leases machinery and equipment and furniture and fixtures under capital leases expiring in various years through 2003. The assets and liabilities under these leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated useful lives since ownership will transfer upon lease expiration. The net book value of equipment under capitalized lease obligations as of October 31, 1999 was $932,000. The minimum lease payments, including interest, under the capital lease obligations as of October 31, 1999 were $546,000, $408,000, $176,000 and $13,000 for fiscal 2000, 2001, 2002 and
2003, respectively.

9. SHAREHOLDERS' EQUITY:

   On April 17, 1997, the Company's Board of Directors adopted a Shareholder Rights Plan designed to protect the Company's shareholders in the event of an attempt to acquire control of the Company on terms which do not deal fairly with all of the Company's shareholders. Terms of the Rights Plan provide for a dividend distribution of one right for each share of Common Stock to holders of record at the close of business on May 9, 1997. The rights will become exercisable only in the event, with certain exceptions, an acquiring party accumulates, or announces an offer to acquire, 20% or more of the Company's Common Stock. The rights will expire on April 24, 2007. Each right will entitle the holder to buy one one-hundredth of a share of a new series of preferred stock at a price of $180. In addition, upon the occurrence of certain events, holders of the rights will be entitled to purchase either Company stock or shares in an "acquiring entity" at one-half of market value. The Company will generally be entitled to redeem the rights at $.001 per right at any time until the tenth day following the acquisition of 20% of its Common Stock.

   On February 19, 1997, the Company consummated a follow-on public offering of its Common Stock. The Company sold 1,750,500 shares (including the underwriters' over-allotment) of its Common Stock, no par value, at an offering price of $30.00 per share. After deducting the underwriters' discount and other offering expenses, the net proceeds to the Company were approximately $49,288,000.

   On June 21, 1996, the Company consummated an initial public offering of its Common Stock. The Company sold 2,249,661 shares (including the underwriters' over-allotment) of its Common Stock, no par value, at an initial public offering price of $10.00 per share. After deducting the underwriters' discount and other offering expenses, the net proceeds to the Company were approximately $19,976,000.

   On December 19, 1995, the Company's Board of Directors adopted, and on January 3, 1996, the Company's shareholders approved the Employee Stock Purchase Plan (Purchase Plan). The Purchase Plan allows eligible employees to purchase up to 300,000 shares of common stock at the lower of 85% of the fair

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES
market value of the stock on the first or last day of the applicable six month purchase period. Eligible employees were able to participate in the Purchase Plan beginning on October 1, 1996 through payroll withholding of up to $500 per pay period. As of October 31, 1999 and 1998, employee withholdings included in accrued expenses were $66,000 and $36,000, respectively.

   During fiscal 1999, 1998 and 1997, 70,662 and 49,939 and 13,829 shares of
Common Stock, respectively, were issued under the Purchase Plan.

   On June 9, 1998, the Board of Directors authorized the Company to repurchase up to 750,000 shares of the Company's Common Stock in open market, privately negotiated or other transactions in conformity with the rules of the Securities and Exchange Commission. As of October 31, 1999, the Company had repurchased 223,100 shares of the Company's common stock at a cost of $1,858,046.

10. STOCK OPTIONS:

   The Company has a stock option plan (the 1992 Plan) whereby options to purchase common shares were issued to key management personnel, directors and consultants at exercise prices not less than fair market value. The options have vesting terms set by the Executive Compensation and Stock Option Committee of the Board of Directors and expire 10 years after the date of grant.

   On December 19, 1995, the Company's Board of Directors adopted, and on January 3, 1996, the Company's shareholders approved, the 1995 Incentive Plan (Incentive Plan) and the Non-Employee Directors' Stock Option Plan (Directors'
Plan). The Incentive Plan and the Directors' Plan authorize the granting of up to 1,750,000 shares of Common Stock or options to purchase Common Stock to Company employees and up to 150,000 options to purchase Common Stock to non-employee directors, respectively. The Company will not grant any additional options under the 1992 Plan.

   The following table summarizes stock option activity:

                                                                    Weighted
                                                        Range Of     Average
                                                        Exercise    Exercise
                                           Number Of   Prices Per     Price
                                            Shares        Share     Per Share
                                           ---------  ------------- ---------
   Options outstanding at October 31,
    1996..................................   745,323  $ 0.24-$10.75  $ 5.10
     Granted..............................   401,600   18.25-38.625   21.01
     Exercised............................   (96,335)    2.41-18.25    5.66
     Canceled.............................   (11,480)    7.52-18.25    9.18
                                           ---------  -------------  ------
   Options outstanding at October 31,
    1997.................................. 1,039,108    0.24-38.625   11.14
     Granted..............................   307,767   7.625-19.937   12.56
     Exercised............................      (839)         7.516    7.52
     Canceled.............................   (77,743)  7.516-38.625   21.49
                                           ---------  -------------  ------
   Options outstanding at October 31,
    1998.................................. 1,268,293     0.24-36.13   10.95
     Granted..............................   227,766    7.125-1.688    7.35
     Exercised............................      (300)         7.516    7.52
     Canceled.............................   (57,239)   7.125-18.25   10.97
                                           ---------  -------------  ------
   Options outstanding at October 31,
    1999.................................. 1,438,520  $0.24-$ 36.13  $10.35
                                           =========  =============  ======

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES

   The following table summarizes information regarding stock options outstanding as of October 31, 1999:

                                  Options Outstanding            Options Exercisable
                          ------------------------------------ -----------------------
                                          Weighted
                                           Average   Weighted
                              Number      Remaining   Average      Number     Weighted
                          Outstanding At Contractual Exercise  Exercisable At Average
                           October 31,     Life In     Price    October 31,   Exercise
Range Of Exercise Prices       1999         Years    Per Share      1999       Price
------------------------  -------------- ----------- --------- -------------- --------
$0.24...................       3,327         2.2      $ 0.24        3,327      $ 0.24
$2.41...................     330,053         3.5      $ 2.41      330,053      $ 2.41
$7.125..................     172,252         9.1      $ 7.13        4,645      $ 7.13
$7.516..................     223,707         5.9      $ 7.52      218,618      $ 7.52
$7.625..................      71,365         8.8      $ 7.63       20,622      $ 7.63
$7.75  -$10.938.........     101,150         9.2      $ 8.72       55,371      $ 9.17
$11.563-$13.875.........      27,800         8.5      $11.57       27,200      $11.57
$14.313.................     112,553         8.1      $14.31        5,790      $14.31
$15.745-$17.75..........      47,907         8.3      $16.97       24,521      $16.74
$18.25..................     305,250         7.1      $18.25      211,900      $18.25
$19.938-$36.13..........      43,156         7.4      $33.59       20,621      $31.56

   As of October 31, 1999, there were 983,383 stock options available for grant under the Company's stock option plans.

   The Company applies Accounting Principles Board Opinion No. 25,"Accounting For Stock Issued To Employees" and the related interpretations in accounting for its stock option plans. The disclosure requirements of statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" (SFAS No. 123) were adopted by the Company in fiscal 1997. Had compensation cost for options granted during fiscal 1999, 1998 and 1997 under the stock option plans, as well as the Common Stock issued under the Purchase Plan (see Note 9), been determined based upon the fair value of the options and Common Stock at the date of grant, as prescribed by SFAS No. 123, the Company's pro forma net income (loss) and pro forma net income (loss) per common share would have been reduced to the following amounts:

                                               Year Ended October 31,
                                        --------------------------------------
                                            1999          1998         1997
                                        ------------  ------------  ----------
   Net income (loss)................... $(10,479,000) $(11,783,000) $6,222,000
   Pro forma net income (loss)......... $(11,871,000) $(12,994,000) $5,369,000
   Net income (loss) per common share:
     Basic............................. $      (1.34) $      (1.49) $     0.85
     Diluted........................... $      (1.34) $      (1.49) $     0.80
   Pro forma net income (loss) per
    common share:
     Basic............................. $      (1.56) $      (1.68) $     0.74
     Diluted........................... $      (1.56) $      (1.68) $     0.69

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES

   The weighted average fair value of each stock option granted during the years ended October 31, 1999, 1998 and 1997 was $4.13, $6.67 and $13.36,
respectively. As of October 31, 1999, the weighted average remaining contractual life of each stock option outstanding was 6.4 years. The weighted average remaining contractual life of each stock option granted during the years ended October 31, 1999, 1998 and 1997 was 9.2, 8.4 and 7.2 years, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                   Year Ended October 31,
                                                -------------------------------
                                                  1999       1998       1997
                                                ---------  ---------  ---------
   Risk-free interest rate.....................      4.66%      5.37%      6.26%
   Expected dividend yield.....................        --         --         --
   Expected life............................... 5.5 years  5.5 years  5.5 years
   Expected volatility.........................        58%        58%        53%

   Because additional option grants are expected to be made each year, the above pro forma disclosures are not representative of pro forma effects of reported net income for future years.

   In fiscal 1997, the Company granted stock options to purchase an aggregate of up to 56,000 shares of Common Stock to an employee and certain consultants for which the Company has recorded deferred compensation based upon the difference between the deemed value for accounting purposes of the Company's Common Stock and the exercise price per share on the date of option grant. The deferred compensation balance will be amortized as compensation expense over the option vesting periods which range from one to four years. In fiscal 1998, the Company granted stock options to purchase up to 1,205 shares of Common Stock to a consultant in exchange for services provided to the Company. In fiscal 1999 the Company granted stock options to purchase up to 2,585 shares of Common Stock to consultants in exchange for services provided to the Company. The difference between the deemed value for accounting purposes of the Company's Common Stock and the exercise price per share on the date of option grant was recorded as an expense.

11. EMPLOYEE BENEFIT PLANS:

   The Company has a defined contribution retirement plan for the benefit of eligible employees. Management believes that the plan qualifies under Section 401(k) of the Internal Revenue Code of 1986, as amended. The plan provides for matching contributions by the Company at a discretionary percentage of eligible pre-tax contributions by the employee. Matching contributions by the Company were $308,000, $310,000 and $206,000 for the years ended October 31, 1999, 1998 and 1997, respectively.

   In fiscal 1995, the Company established a profit-sharing plan for the benefit of eligible employees. The plan provides for a target contribution of approximately 2% of total planned salaries and wages, with actual payments based upon the achievement of certain annual performance results. The Company recorded profit sharing expense of $0, $ 0 and $175,000 for the years ended October 31, 1999, 1998 and 1997, respectively.

12. RELATED PARTY TRANSACTIONS:

   The Company recorded commission expense in fiscal 1999, 1998 and 1997 of $597,000, $391,000 and $3,948,000, respectively, related to commissions payable to a sales agent which is partially owned by a shareholder of the Company. Commissions payable to this sales agent included in accrued expenses as of October 31, 1999 and 1998 were $377,000 and $1,437,000, respectively. The distributor is controlled by an individual who is a director and shareholder of the Company. The Company also recorded net sales in fiscal 1998 and 1997 of $4,891,000 and $6,760,000, respectively, to a semiconductor company controlled by the same director of the Company.

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES

13. INCOME TAXES:

   The components of income (loss) before income taxes are as follows:

                                                Year Ended October 31,
                                         ---------------------------------------
                                             1999           1998         1997
                                         -------------  ------------  ----------
   Domestic............................. $ (15,972,000) $(18,707,000) $7,729,000
   Foreign..............................        95,000       178,000   1,159,000
                                         -------------  ------------  ----------
                                         $(15,877,000)  $(18,529,000) $8,888,000
                                         =============  ============  ==========

   The components of the income tax provision (benefit) are as follows:

                                                Year Ended October 31,
                                          -------------------------------------
                                              1999         1998         1997
                                          ------------  -----------  ----------
   Current:
     Federal............................. $         --  $(2,280,000) $2,936,000
     Foreign.............................       38,000      116,000     412,000
     State...............................           --       (4,000)     75,000
                                          ------------  -----------  ----------
                                                38,000   (2,168,000)  3,423,000
   Deferred:
     Federal.............................   (5,362,000)  (4,528,000)   (732,000)
     State...............................      (74,000)     (50,000)    (25,000)
                                          ------------  -----------  ----------
                                           (5,436,000)   (4,578,000)   (757,000)
                                          ------------  -----------  ----------
                                          $(5,398,000)  $(6,746,000) $2,666,000
                                          ============  ===========  ==========

   Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes.

   The federal statutory income tax rate is reconciled to the effective income tax rate as follows:

                                                       Year Ended October
                                                              31,
                                                       ----------------------
                                                        1999     1998    1997
                                                       -------   -----   ----
   Federal statutory rate.............................   (34.0)% (34.0)% 34.0%
   State income taxes, net of federal benefit.........    (0.3)   (0.2)   0.4
   Foreign and U.S. tax effects attributable to
    foreign operations................................     0.1     0.3   (4.9)
   Research and development credit....................    (0.1)   (0.9)  (0.3)
   Other..............................................     0.3    (1.6)   0.8
                                                       -------   -----   ----
                                                       (34.0)%   (36.4)% 30.0%
                                                       =======   =====   ====

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES

   The components of the net current and long-term deferred tax assets and liabilities, measured under SFAS No. 109, are as follows:

                                                             October 31,
                                                        -----------------------
                                                           1999         1998
                                                        -----------  ----------
   Deferred tax assets-
     Net operating loss carry forwards................. $ 8,026,000  $2,715,000
     Tax credit carry forwards.........................   1,557,000   1,374,000
     Inventories.......................................     445,000     400,000
     Warranty and installation accrual.................     957,000     685,000
     Commissions.......................................     244,000     387,000
     Other.............................................     285,000     435,000
                                                        -----------  ----------
                                                         11,514,000   5,996,000
   Deferred tax liability--Depreciation................    (116,000)    (28,000)
                                                        -----------  ----------
     Net deferred tax asset............................ $11,398,000  $5,968,000
                                                        ===========  ==========

   Based on an assessment of the Company's taxable earnings history and expected future taxable income, management has determined that it is more likely than not that the net deferred tax assets will be realized in future periods. The Company may be required to provide a valuation allowance for this asset in the future if it does not generate sufficient taxable income as planned. Additionally, the ultimate realization of this asset could be negatively impacted by market conditions and other variables not known or anticipated at this time.

14. CUSTOMER AND GEOGRAPHIC INFORMATION:

   The Company's operations are conducted in one business segment. Export net sales were $10,430,000, $15,228,000, and $49,019,000 in fiscal 1999, 1998 and
1997, respectively. Export net sales to Europe and East Asia were $1,138,000 and $9,293,000 in fiscal 1999, $5,982,000 and $9,245,000 in fiscal 1998 and
$13,427,000 and $35,592,000 in fiscal 1997, respectively,

   The following table summarizes significant customers with net sales in excess of 10% of net sales:

                                                    Year Ended October 31,
                                               ---------------------------------
Customer                                          1999       1998       1997
--------                                       ---------- ---------- -----------
 A............................................ $7,914,000 $6,499,000          *
 B............................................  4,504,000         *           *
 C............................................         *   4,891,000          *
 D............................................         *   4,404,000 $ 8,534,000
 E............................................         *   3,452,000          *
 F............................................         *   3,427,000          *
 G............................................         *          *   16,100,000

--------
*  Net sales less than 10% of net sales

15. SUPPLIER CONCENTRATION:

   The Company relies to a substantial extent on outside vendors to manufacture and supply many of the components and subassemblies used in the Company's systems. Certain of these are obtained from a sole supplier or a limited group of suppliers, many of which are small, independent companies. Moreover, the Company believes that certain of these components and subassemblies can only be obtained from its current

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES
suppliers. The Company's reliance on outside vendors generally, and on sole suppliers in particular, involves several risks, including a potential inability to obtain an adequate supply of required components and reduced control over pricing, timely delivery and quality of components.

16. COMMITMENTS AND CONTINGENCIES:

   In fiscal 1995, the Company entered into a non-cancelable lease for office facilities with an expiration date in November 2000 and annual rental payments of $548,000 per year. In fiscal 1997, the Company entered into a non-cancelable agreement to lease a 60,000 square foot production facility and an 80,000 square foot office facility to be built for the Company in Exton, Pennsylvania. The operating lease has an initial term of 20 years and minimum annual rental payments of $1,482,250 for each year of the initial term. Options to extend the term of the lease for a total of 9.5 additional years at minimum annual rental payments of not more than $1,518,037 and a subsequent additional 5.5 years at fair market value are included in the lease. Rentals began on the production facility in October 1998 and rentals on the office facility began in April 1999. The Company occupied the production facility in February 1999 and the office facility in April 1999.

   Future minimum rental payments as of October 31, 1999 on these leases are as follows:

     Fiscal Year
     -----------
       2000......................................................... $ 1,582,000
       2001.........................................................   1,482,000
       2002.........................................................   1,482,000
       2003.........................................................   1,482,000
       2004.........................................................   1,482,000
       Thereafter...................................................  21,087,000

   The Company has asserted claims of its U.S. Patent Nos. 4,911,761 (the
" "761 patent"), 4,778,532 (the " "532 patent") and 4,917,123 (the " "123")
patent against three defendants in four actions, alleging infringement, inducement of infringement, and contributory infringement of various claims of these patents. In the first of these actions, on December 12, 1997, a jury in the United States District Court for the District of Delaware returned a verdict that the defendant willfully infringed the "761 patent, that the "761 patent was not invalid and awarded the Company damages of $3,105,000. The defendant appealed the verdict and various rulings by the District Court. On May 13, 1999, the United States Court of Appeals for the Federal Circuit ("CAFC") affirmed the judgment of the District Court in all respects except one. With respect to infringement, the CAFC vacated the judgment and remanded the case to the District Court for reconsideration of its holding of literal infringement. On November 8, 1999, the District Court issued an opinion that upheld the finding of literal infringement by the defendant and reinstated the judgement and injunction in favor of the Company. The defendant has appealed this decision.

   In the second action on the "761 patent, the Company seeks damages and a permanent injunction to prevent further infringement. The District Court issued a decision granting summary judgment in favor of the defendant stating that the "761 patent was not infringed. The District Court has subsequently agreed to reconsider this decision and has not yet acted on this reconsideration. The Company has sued this same defendant in a separate, third action over the "532 and "123 patents. The defendant has asserted counter claims for alleged tortious interference with prospective economic advantage and defamation, and seeks compensatory and punitive damages. Discovery in this action closed on December 10, 1999 and the related trial is scheduled to begin for May 2000.

   In addition, the Company is both a defendant and a counterclaim plaintiff in a fourth litigation where the plaintiff seeks a declaratory judgment that the "761 patent is not infringed and that the "761 patent is invalid.

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES

The Company has counterclaimed alleging infringement and contributory infringement of all of the "761, "532 and "123 patents. Discovery is presently ongoing. A claims construction hearing was held on November 12, 1999, and an initial claims construction order issued on December 9, 1999. Trial currently is scheduled for late September, 2000.

   Furthermore, in Europe, a competitor has filed nullification proceedings against the Company's drying patents in Germany (DE68921757.8), UK (EP428,784), France (EP428,784), Netherlands (23184), and Ireland (66389). The same competitor filed a similar nullification proceeding in Japan (2,135,270). The Company chose to abandon the UK patent (UK EP 428,784) because in its judgment, the anticipated costs of defending the nullity action were not warranted in view of the patent's limited added value to its existing patent portfolio in the UK. The Company is proceeding to defend the remaining patents, but may choose to abandon one or more based on a cost benefit analysis. These remaining proceedings could result in the nullification of any or all of the subject patents in the respective countries.

   Although management believes that the ultimate resolution of these matters will not have a material negative impact on the Company's financial position or results of operations, there can be no assurance in that regard.

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                  (unaudited)

                                                          July 31,  October 31,
                                                            2000        1999
                                                          --------  -----------
                         ASSETS
                         ------
Current Assets:
  Cash and cash equivalents.............................. $ 10,149   $ 13,967
  Short-term investments.................................    3,665     10,249
  Accounts receivable....................................   14,940     14,826
  Inventories............................................   15,210     17,039
  Prepaid expenses and other.............................      681        796
  Deferred income taxes..................................       --      1,958
                                                          --------   --------
    Total current assets.................................   44,645     58,835
                                                          --------   --------
Property, plant and equipment:
  Land...................................................      540        540
  Building and improvements..............................    6,057      5,932
  Machinery and equipment................................   16,064     14,239
  Furniture and fixtures.................................    1,574      1,565
                                                          --------   --------
                                                            24,235     22,276
  Less--Accumulated depreciation and amortization........  (10,868)    (8,739)
                                                          --------   --------
Net property, plant and equipment........................   13,367     13,537
                                                          --------   --------
Other assets.............................................      314      9,714
                                                          --------   --------
                                                          $ 58,326   $ 82,086
                                                          ========   ========

          LIABILITIES AND SHAREHOLDERS' EQUITY
          ------------------------------------

Current Liabilities:
  Current portion of long-term debt...................... $    545   $    589
  Accounts payable.......................................    2,845      3,930
  Accrued expenses.......................................    8,976      9,246
                                                          --------   --------
    Total current liabilities............................   12,366     13,765
                                                          --------   --------
Long-term debt...........................................    1,252      1,628
                                                          --------   --------
Commitments and contingencies
Shareholders' equity:
  Preferred stock, no par value; 1,000,000 authorized
   shares; no shares issued or outstanding...............       --         --
  Common stock, no par value; 30,000,000 authorized
   shares; 8,066,875 and 8,035,328 shares issued.........   81,804     81,495
  Treasury stock, 189,617 and 223,100 shares at cost.....   (1,560)    (1,858)
  Deferred compensation..................................     (116)       (23)
  Retained earnings (deficit)............................  (35,420)   (12,921)
                                                          --------   --------
    Total shareholders' equity...........................   44,708     66,693
                                                          --------   --------
                                                          $ 58,326   $ 82,086
                                                          ========   ========

   The accompanying notes are an integral part of these financial statements.

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)
                                  (unaudited)

                                          Three Months     Nine Months ended
                                          ended July 31         July 31
                                         ----------------  ------------------
                                          2000     1999      2000      1999
                                         -------  -------  --------  --------
Net sales............................... $12,953  $ 9,620  $ 37,678  $ 22,396
Cost of sales...........................   8,273    6,064    23,923    15,169
                                         -------  -------  --------  --------
Gross profit............................   4,680    3,556    13,755     7,227
                                         -------  -------  --------  --------
Operating expenses:
  Research, development and
   engineering..........................   2,512    2,492     7,181     7,674
  Selling, general and administrative...   5,948    4,821    18,169    12,738
                                         -------  -------  --------  --------
    Total operating expenses............   8,460    7,313    25,350    20,412
                                         -------  -------  --------  --------
Operating income (loss).................  (3,780)  (3,757)  (11,595)  (13,185)
Interest (income) expense, net..........    (149)    (283)     (565)   (1,106)
                                         -------  -------  --------  --------
Loss before income taxes................  (3,631)  (3,474)  (11,030)  (12,079)
Income tax provision (benefit)..........      --   (1,181)   11,397    (4,107)
                                         -------  -------  --------  --------
Net income (loss)....................... $(3,631) $(2,293) $(22,427) $ (7,972)
                                         =======  =======  ========  ========
Net income (loss) per common share:
  Basic................................. $ (0.46) $ (0.29) $  (2.85) $  (1.01)
                                         =======  =======  ========  ========
  Diluted............................... $ (0.46) $ (0.29) $  (2.85) $  (1.01)
                                         =======  =======  ========  ========
Shares used in computing net income
 (loss) per common share:
  Basic.................................   7,874    7,852     7,865     7,859
                                         =======  =======  ========  ========
  Diluted...............................   7,874    7,852     7,865     7,859
                                         =======  =======  ========  ========


   The accompanying notes are an integral part of these financial statements.

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                  (unaudited)

                                                           Nine Months Ended
                                                               July 31,
                                                           ------------------
                                                             2000      1999
                                                           --------  --------
Operating Activities:
  Net income (loss)....................................... $(22,427) $ (7,972)
Adjustments to reconcile net income (loss) to net cash
 used in operating activities:
  Depreciation and amortization...........................    2,159     1,628
  Deferred compensation...................................       83        18
  Deferred income tax provision (benefit).................   11,376    (4,107)
(Increase) decrease in:
  Accounts receivable.....................................     (114)   (5,196)
  Inventories.............................................    1,829    (1,332)
  Prepaid expenses and other current assets...............      115     2,458
  Other assets............................................      (48)       20
Increase (decrease) in:
  Accounts payable........................................   (1,085)    2,296
  Accrued expenses........................................     (270)      546
                                                           --------  --------
    Net cash used in operating activities.................   (8,382)  (11,641)
                                                           --------  --------
Investing Activities:
  Purchases of short-term investments.....................   (4,912)  (29,727)
  Proceeds from short-term investments....................   11,496    30,982
  Purchases of property, plant and equipment..............   (1,959)   (3,867)
                                                           --------  --------
    Net cash provided by (used in) investing activities...    4,625    (2,612)
                                                           --------  --------
Financing Activities:
  Payments on long-term debt..............................     (420)     (495)
  Proceeds from sale of common stock, net.................       --       225
  Proceeds from exercise of stock options.................      133         2
  Proceeds from sale of treasury stock....................      226        --
  Purchase of treasury stock..............................       --      (628)
                                                           --------  --------
    Net cash used in financing activities.................      (61)     (896)
                                                           --------  --------
Net Decrease in Cash and Cash Equivalents.................   (3,818)  (15,149)
Cash and Cash Equivalents, Beginning of Period............   13,967    31,649
                                                           --------  --------
Cash and Cash Equivalents, End of Period.................. $ 10,149  $ 16,500
                                                           ========  ========
Supplemental Disclosure of Cash Flow Information:
  Cash paid for interest expense.......................... $    139  $    160
  Cash received for interest income....................... $    747  $  1,300
  Cash paid (refunded) for income taxes................... $      6  $ (2,505)

   The accompanying notes are an integral part of these financial statements.

                    CFM TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)

(1) BASIS OF PRESENTATION:

   The condensed financial statements included herein have been prepared by CFM Technologies, Inc. without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. These statements include all adjustments that, in the opinion of management, are necessary to provide a fair statement of the results for the periods covered. These financial statements should be read in conjunction with the audited financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1999. The results of operations for the interim periods presented are not necessarily indicative of the results for the full year.

(2) INVENTORIES:

                                                          July 31,   October 31,
                                                            2000        1999
                                                         ----------- -----------
   Raw materials........................................ $ 7,560,000 $ 9,282,000
   Work in progress.....................................   6,363,000   6,813,000
   Finished goods.......................................   1,287,000     944,000
                                                         ----------- -----------
                                                         $15,210,000 $17,039,000
                                                         =========== ===========

   Finished goods is comprised of evaluation units located at customer sites.

(3) NET LOSS PER COMMON SHARE:

   Basic net loss per common share was computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Inclusion of shares of common stock potentially issuable upon the exercise of outstanding stock options would have been antidilutive in the calculation of diluted net loss per common share for the three and nine month periods ended July 31, 2000 and 1999, and therefore was not included in the calculation.

   The net loss and weighted average common shares outstanding for purposes of calculating net loss per common share are computed as follows:

                             Three Months Ended July    Nine Months Ended July
                                       31,                       31,
                             ------------------------  -------------------------
                                2000         1999          2000         1999
                             -----------  -----------  ------------  -----------
   Net loss used for basic
    and diluted net loss
    per common share.......  $(3,631,000) $(2,293,000) $(22,427,000) $(7,972,000)
                             ===========  ===========  ============  ===========
   Weighted average common
    shares outstanding used
    for basic and diluted
    net loss per common
    share..................    7,874,000    7,852,000     7,865,000    7,859,000
                             ===========  ===========  ============  ===========
   Net loss per common
    share, basic and
    diluted................  $     (0.46) $     (0.29) $      (2.85) $     (1.01)
                             ===========  ===========  ============  ===========

(4) GEOGRAPHIC INFORMATION:

   Historically, a significant portion of the Company's sales has been to Asian companies. Sales to Asian customers for the three and nine months ended July 31, 2000 were $3,826,000 and $18,649,000 respectively. Accounts receivable as of July 31, 2000 included $4,215,000 due from Asian customers.

                     CFM TECHNOLOGIES, INC AND SUBSIDIARIES

(5) INCOME TAXES:

   Based on an assessment of the Company's recent earnings history and uncertainties related to expected future taxable income, management has determined that it can no longer make the assertion that it is more likely than not that any of the net deferred tax assets recorded as of January 31, 2000 totaling $12,578,000 will be realized in future periods. As a result, the Company recorded a full valuation allowance against its net deferred tax assets in the fiscal quarter ended April 30, 2000. The valuation allowance was recorded in the income tax provision (benefit) in the accompanying statements of operations for the three and nine months ended July 31, 2000. In addition, based on the factors noted above the Company has recorded a full valuation allowance against the income tax benefit for the quarter ended July 31, 2000.

(6) NEW ACCOUNTING PRONOUNCEMENT:

   In December 1999, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 101--Revenue Recognition in Financial Statements ("SAB 101"). SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company is reviewing these views and assessing whether any of these interpretations of generally accepted accounting principles may cause the Company to report a change in accounting principle. In compliance with SAB 101, the Company is required to and will make such a determination and report the impact of such a change, if any, no later than the fourth quarter of fiscal year 2001. While management believes that its revenue recognition policies conform with the generally accepted accounting principles that have been used consistently in practice in the capital equipment industry, certain issues raised in SAB 101, including delivery and performance revenue recognition criteria, could be interpreted to cause a change in accounting principle by the Company and many other companies in the capital equipment industry. At this time, the effect of SAB 101 on the Company's operating results in any future period cannot be fully determined; however, such a change could materially adversely affect the Company's financial position and results of operations.

          INDEX TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

                                                                            Page
                                                                            ----

Unaudited Pro Forma Combined Condensed Balance Sheet.....................   F-50

Unaudited Pro Forma Combined Condensed Statement of Operations...........   F-51

Notes to Unaudited Combined Condensed Pro Forma Financial Information....   F-53

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (in thousands)

                                   Historical            Pro forma adjustments
                         ------------------------------- -----------------------
                                       STEAG
                                   Semiconductor
                          Mattson    Division      CFM
                         --------- ------------- -------
                                                  As of
                           As of                  July       STEAG                    Pro
                         June 25,   As of June     31,   Semiconductor               forma
                           2000      30, 2000     2000   Division (A)   CFM (C)     combined
                         --------- ------------- ------- -------------  --------    --------
         ASSETS
         ------

Current assets:
  Cash and cash
   equivalents.......... $ 125,493   $ 23,992    $10,149   $     --     $     --    $159,634
  Short-term
   investments..........        --         --      3,665         --           --       3,665
  Receivables, net of
   allowances...........    41,432     77,434     14,940         --           --     133,806
  Inventories...........    36,516     66,510     15,210         --           --     118,236
  Prepaid expenses and
   other current
   assets...............     2,396     10,385        681         --          184(C)   13,646
                         ---------   --------    -------   --------     --------    --------
    Total current
     assets.............   205,837    178,321     44,645         --          184     428,987
Property and equipment,
 net....................    11,450     29,859     13,367         --           --      54,676
  Goodwill & Other
   intangible assets....     3,674     51,538         --   (51,538)      109,942(D)  399,609
                                                            285,993(B)
  Other long term
   assets...............       247      1,001        314         --           --       1,562
                         ---------   --------    -------   --------     --------    --------
    Total Assets........ $ 221,208   $260,719    $58,326   $234,455     $110,126    $884,834
                         =========   ========    =======   ========     ========    ========

    LIABILITIES AND
  STOCKHOLDERS' EQUITY
  --------------------
Current liabilities:
  Accounts payable...... $  10,193   $ 22,642    $ 2,845   $     --     $     --    $ 35,680
  Accrued liabilities...    21,580     33,788      8,976      3,304(E)     1,416(E)   69,064
  Current portion of
   long-term debt.......        --      7,481        545         --           --       8,026
  Deferred revenue......        --      6,464         --         --           --       6,464
                         ---------   --------    -------   --------     --------    --------
    Total current
     liabilities........    31,773     70,375     12,366      3,304        1,416     119,234
  Total long term
   liabilities..........        --      1,034      1,252         --           --       2,286
                         ---------   --------    -------   --------     --------    --------
    Total liabilities...    31,773     71,409     13,618      3,304        1,416     121,520
                         ---------   --------    -------   --------     --------    --------
Total stockholders'
 equity.................   189,435    189,310     44,708    231,151      108,710     763,314
                         ---------   --------    -------   --------     --------    --------
                         $ 221,208   $260,719    $58,326   $234,455     $110,126    $884,834
                         =========   ========    =======   ========     ========    ========


   See accompanying notes to unaudited pro forma combined condensed financial information on page 33 of this joint proxy statement-prospectus.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENT OF OPERATIONS
                     (in thousands, except per share data)

                                    Historical
                                 Six Months Ended
                          ------------------------------
                                      STEAG
                                  Semiconductor
                          Mattson   Division      CFM
                          ------- ------------- --------  Pro forma Adjustments
                                                          ------------------------
                           June                               STEAG
                            25,     June 30,    July 31,  Semiconductor                Combined
                           2000       2000        2000      Division        CFM        Pro forma
                          ------- ------------- --------  -------------   --------     ---------
Net sales...............  $92,711   $115,271    $ 24,972    $     --      $     --     $232,954
Cost of sales...........   46,170     58,308      16,143          --            --      120,621
                          -------   --------    --------    --------      --------     --------
Gross profit............   46,541     56,963       8,829          --            --      112,333
Operating expenses:
  Research, development
   & engineering........   13,165     20,629       4,684          --            --       38,478
  Selling, general &
   administrative.......   23,280     34,372      12,000          --            --       69,652
  Amortization of
   goodwill and
   intangibles..........      350      8,210          --      28,599 (F)    10,994 (F)   48,153
                          -------   --------    --------    --------      --------     --------
    Total operating
     expenses...........   36,795     63,211      16,684      28,599        10,994      156,283
                          -------   --------    --------    --------      --------     --------
Income (loss) from
 operations.............    9,746     (6,248)     (7,855)    (28,599)      (10,994)     (43,950)
Interest and other
 income (expense), net..    1,909     (1,400)        299          --            --          808
                          -------   --------    --------    --------      --------     --------
Income (loss) before
 income taxes...........   11,655     (7,648)     (7,556)    (28,599)      (10,994)     (43,142)
Provision for income
 taxes..................    1,165      3,202      12,578          --            --       16,945
                          -------   --------    --------    --------      --------     --------
Net income (loss).......  $10,490   $(10,850)   $(20,134)   $(28,599)     $(10,994)    $(60,087)
                          =======   ========    ========    ========      ========     ========
Net income (loss) per
 share:
  Basic.................  $  0.57         --    $  (2.56)                              $  (1.75)
                          =======   ========    ========                               ========
  Diluted...............  $  0.51         --    $  (2.56)                              $  (1.75)
                          =======   ========    ========                               ========
Weighted average shares
 outstanding:
  Basic.................   18,370         --       7,865      11,850         4,100       34,320
                          =======   ========    ========    ========      ========     ========
  Diluted...............   20,422         --       7,865      11,850         4,100       34,320
                          =======   ========    ========    ========      ========     ========

   See accompanying notes to unaudited pro forma combined condensed financial information on page 33 of this joint proxy statement-prospectus.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENT OF OPERATIONS
                     (in thousands, except per share data)

                                        Historical
                                        Year Ended
                          --------------------------------------
                                           STEAG
                                       Semiconductor
                            Mattson      Division        CFM
                          ------------ ------------- -----------  Proforma Adjustments
                                                                 -----------------------
                                                                     STEAG
                          December 31, December 31,  October 31, Semiconductor              Combined
                              1999         1999         1999       Division       CFM       Pro forma
                          ------------ ------------- ----------- -------------  --------    ---------
Net sales...............    $103,458     $146,847     $ 31,563     $     --     $     --    $ 281,868
Cost of sales ..........      53,472      109,352       20,997           --           --      183,821
                            --------     --------     --------     --------     --------    ---------
Gross profit ...........      49,986       37,495       10,566           --           --       98,047
Operating expenses:
  Research, development
   & engineering .......      19,547       30,642       10,040           --           --       60,229
  Selling, general &
   administrative ......      31,084       46,470       17,812           --           --       95,366
  Amortization of
   goodwill and
   intangibles..........         700       13,279           --       57,198(F)    21,988(F)    93,165
                            --------     --------     --------     --------     --------    ---------
    Total operating
     expenses ..........      51,331       90,391       27,852       57,198       21,988      248,760
                            --------     --------     --------     --------     --------    ---------
Loss from operations ...      (1,345)     (52,896)     (17,286)     (57,198)     (21,988)    (150,713)
Interest and other
 income (expense), net
 .......................         743       (4,376)       1,409           --           --       (2,224)
                            --------     --------     --------     --------     --------    ---------
Loss before income taxes
 .......................        (602)     (57,272)     (15,877)     (57,198)     (21,988)    (152,937)
Provision for (benefit
 from) income taxes ....         247       (5,810)      (5,398)          --           --      (10,961)
                            --------     --------     --------     --------     --------    ---------
Net loss................    $   (849)    $(51,462)    $(10,479)    $(57,198)    $(21,988)   $(141,976)
                            ========     ========     ========     ========     ========    =========
Net loss per share:
  Basic ................    $  (0.05)    $    --      $  (1.34)                             $   (4.48)
                            ========     ========     ========                              =========
  Diluted                   $  (0.05)    $    --      $  (1.34)                             $   (4.48)
                            ========     ========     ========                              =========
Weighted average shares
 outstanding:
  Basic.................      15,730          --         7,849       11,850        4,100       31,680
                            ========     ========     ========     ========     ========    =========
  Diluted...............      15,730          --         7,849       11,850        4,100       31,680
                            ========     ========     ========     ========     ========    =========


   See accompanying notes to unaudited pro forma combined condensed financial information on page 33 of this joint proxy statement-prospectus.

                     NOTES TO UNAUDITED COMBINED CONDENSED
                        PRO FORMA FINANCIAL INFORMATION

   (A) For purposes of these unaudited pro forma financial statements, the purchase price of the STEAG Semiconductor Division acquisition was calculated based on the average closing market price of Mattson common stock from June 23, 2000 through July 1, 2000. The total purchase price includes consideration of 11,850,000 shares of Mattson common stock and estimated direct acquisition related costs of the STEAG Semiconductor Division purchase.

   The total purchase price of the STEAG Semiconductor Division acquisition is calculated as follows (in thousands):

   Value of Mattson common shares issued (11,850,000 shares at
    $35.48 per share)............................................... $420,461
   Estimated direct acquisition related costs.......................    3,304
                                                                     --------
   Total purchase price............................................. $423,765
                                                                     ========

   (B) The preliminary calculation of the excess cost over fair value of the net assets acquired (goodwill) for the STEAG Semiconductor Division is as follows (in thousands):

   Total purchase price of the STEAG Semiconductor Division:           $423,765
   Estimated fair value of net assets acquired:
     historical net book value at June 30, 2000 (excluding historical goodwill of $51,538)...........................................  (137,772)
                                                                       --------
   Estimated goodwill................................................  $285,993
                                                                       ========

   (C) For purposes of these unaudited pro forma financial statements, the purchase price of the CFM acquisition was calculated based on the average closing market price of Mattson common stock from June 23, 2000 through July 1, 2000. The total purchase price includes consideration of 0.5223 shares of Mattson common stock for each share of CFM common stock outstanding, fair value associated with the assumption of CFM stock options using the same exchange ratio, and estimated direct acquisition related costs of the CFM purchase, less the intrinsic value of assumed unvested CFM stock options, which will be accounted for as prepaid compensation.

   The total purchase price of the CFM acquisition is calculated as follows (in thousands):

   Value of Mattson common shares issued (4,100,000 shares at
    $35.48 per share).............................................. $145,924
   Fair value associated with assumption of vested CFM stock
    options........................................................    6,547
   Fair value associated with assumption of unvested CFM stock
    options........................................................      947
   Less: intrinsic value of assumed unvested CFM stock options.....     (184)
   Estimated direct acquisition related costs......................    1,416
                                                                    --------
   Total estimated purchase price.................................. $154,650
                                                                    ========

   (D) The preliminary calculation of the excess cost over fair value of the net assets acquired (goodwill) for CFM is as follows:

   Total purchase price of CFM:                                         $154,650
     Estimated fair value of net assets acquired:
       historical net book value at July 31, 2000......................  (44,708)
                                                                        --------
   Estimated goodwill.................................................. $109,942
                                                                        ========

   (E) Preliminary purchase accounting adjustment to reflect estimated direct acquisition related costs.

   (F) To record amortization of goodwill using an estimated average amortization period of 5 years.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MATTSON TECHNOLOGY, INC.



Date: January 26, 2001                       By: /s/ Ludger Viefhues
                                                 -----------------------------
                                                 Ludger Viefhues
                                                 Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------

2.1* Strategic Business Combination Agreement, dated as of June 27, 2000, by and between STEAG Electronic Systems AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany, and Mattson Technology, Inc., a Delaware corporation.

2.2** Amendment to Strategic Business Combination Agreement, dated as of December 15, 2000, by and between STEAG Electronic Systems AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany, and Mattson Technology, Inc., a Delaware corporation.

2.3*** Stockholder Agreement by and among STEAG Electronic Systems AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany, Mattson Technology, Inc., a Delaware corporation, and Brad Mattson.

2.4* Agreement and Plan of Merger, dated as of June 27, 2000, by and among Mattson Technology, Inc., a Delaware corporation, M2C Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Mattson, and CFM Technologies, Inc., a Pennsylvania corporation.

3(i)               Amended and Restated Certificate of Incorporation of Mattson
                   Technology, Inc.

3(ii)              Second Amended and Restated Bylaws of Mattson Technology,
                   Inc.

23.1               Consent of Arthur Andersen LLP, Independent Public
                   Accountants.

23.2               Consent of Arthur Andersen LLP, Independent Public
                   Accountants.


* Incorporated by reference from Mattson Technology, Inc. Registration Statement on Form S-4 (File No. 333-46568) filed on September 25, 2000.

**     Incorporated by reference from Mattson Technology, Inc. Current Report on
Form 8-K (File No. 000-24838) filed on December 21, 2000.

***    Incorporated by reference from Mattson Technology, Inc. Current Report on
Form 8-K (File No. 000-24838) filed on January 16, 2001.